UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ◻

Check the appropriate box:
☑	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

FULL HOUSE RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

April [•], 2026

Dear Fellow Shareholders:

This past year had several successes and some challenges.

Our highest-earning property, American Place in Waukegan, Illinois, had another great year. Revenues rose 13% and it was selected again by the Chicago Tribune as one of the best employers in all of Chicagoland.

The performance is particularly remarkable as it is in a temporary structure, competing with larger, well-established casinos. Under Illinois law, we are allowed to operate in the temporary structure until August 2027. We then plan to migrate into an adjacent, much larger, and more impressive permanent facility.

Approximately a year ago, an impeding lawsuit from a competitor was resolved and we were preparing to arrange the approximately $300 million required for construction of the permanent facility. Our primary existing debt is comprised of senior secured notes maturing in February 2028. Because of the nearing maturity and the covenants in such notes, we intended to simultaneously refinance this debt as part of a new capital structure. However, an abrupt announcement in April 2025 of new, historically-high tariffs caused volatility in the financial markets, particularly the high-yield bond market. The volatility essentially closed that window, and it took several months for those capital markets to recover. Meanwhile, our Colorado property, which opened in stages during 2024, had a disappointing winter and spring, affecting our leverage ratios and our cost and ability to raise capital.

We reacted quickly. Our basic thesis on the Colorado market is sound; it is an underserved market with significant barriers to entry and more than five million people living in the Colorado Front Range. We built a wonderful property, which we believe is the clear quality leader in the market. Over the past year, we strengthened the property with an entirely new management team largely hired from outside the company, all of whom have experience with casinos and hotels of this quality and size. Normally, we would prefer to promote from within, but in this case, we didn’t have a deep bench with experience opening and operating higher-end properties. While “rebooting” a major property does not happen overnight, we are already seeing significant improvement over the prior-year results.

We have now returned our attention to funding and building the permanent Illinois facility, which, based on square footage, will be approximately twice as large as the temporary casino.

Despite a tumultuous world, the capital markets of late have proven resilient. We believe we have found a path to funding the permanent casino and refinancing our primary debt. It requires a significant amount of legal work and regulatory approvals, but we have started that process and hope to have it completed within a few months. Meanwhile, we plan to start construction on the foundations of the new project, funding it through internal sources and cash flows. The initial stages of construction take time, but not large amounts of capital.

By beginning construction now, we intend to accelerate the opening date of the permanent casino. It isn’t a complicated building, as its first phase has no high-rise or basement. Nevertheless, a project of this size will require approximately 18 months to two years to build. As a result, it is unlikely to be completed by the outside date that we are currently allowed to operate within the temporary facility. We have therefore asked the Illinois legislature and gaming board to consider extending the period during which we can operate the temporary casino, so that we can have a smooth transition of the operations into the new building.

Our legacy properties are also very important.

The Silver Slipper had a flattish year, with revenues down 4%. Key members of the longtime management team retired during the year and have been replaced with both internal promotions and newly-recruited team members.

Our property in Rising Sun, Indiana, continued to be a profit contributor. This casino opened in 1996 and has contended with new competitors in every direction, many of which are significantly closer to the region’s population centers. We sought to relocate the operations to a more favorable location, strengthening the business for both us and the state, but were unsuccessful in obtaining the legislative approval to do so. Hence, we continue to operate where we are.

Our Grand Lodge Casino is located within the Hyatt Lake Tahoe on the North Shore of Lake Tahoe. The property’s owner began a large refurbishment of the property, demolishing its highest-end suites, a large restaurant, much of its meeting room space and closing its lakefront beach. The refurbishments are expected to include newer, nicer accommodations, complementing the high-rise building across the street that houses our casino. That disruption affected our results in 2025 and will probably continue to do so in 2026. However, we look forward to the years beyond, when this leading resort hotel will become one of the finest casino hotels anywhere.

Our stock did not perform well during the year, despite the excellent results at the temporary casino, largely reflecting the poor results in Colorado and the uncertainties of funding construction in Illinois. Your management team is heavily invested in our company and is very focused on resolving these issues. We intend to make both the Company and the stock into major long-term successes.

I would like to thank our shareholders, lenders, team members, communities, and customers for their support. We resolve to do better in the years ahead.

/s/ Daniel R. Lee

Daniel R. Lee

President and Chief Executive Officer

This letter and the accompanying Notice and proxy statement contain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements can be identified by use of terms such as “believes,” “expects,” “anticipates,” “plans,” “intends,” “projects,” “future,” “potential,” “may,” “could,” “would,” “should,” “will,” “might,” and similar references to future periods. Some of these forward-looking statements include, but are not limited to, our expected operating results, such as future cash flow or EBITDA; our plans, beliefs or expectations regarding our growth strategies; our expected construction budgets, estimated costs, estimated commencement and completion dates, expected amenities, and our expected operational performance for American Place; our expectations regarding our ability to generate operating cash flow and to obtain debt financing on reasonable terms and conditions for the construction of the permanent American Place facility or for the refinancing of our existing debt; our expectations regarding the timing of finalizing arrangements for the financing of the permanent American Place facility; our ability to complete construction at American Place, on-time and on-budget; our expectations regarding our ability to receive an extension of the time to operate the temporary American Place facility; our expectations regarding the renovation-related disruptions at the Hyatt Lake Tahoe complex that houses our Grand Lodge Casino; our expectations regarding the effect of management changes and operational improvements and performance at our properties, including Chamonix; adequacy of our financial resources to fund operating requirements and planned capital expenditures and development costs and to meet our debt and contractual obligations; anticipated sources of funds; factors that affect the financial performance of our properties; and our competitive outlook, among others. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently completed fiscal year and our other periodic and current reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a full description of our financial results, please see our Annual Report on Form 10-K for the year ended December 31, 2025 that was filed with the Securities and Exchange Commission and that is available on our website, at www.fullhouseresorts.com.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

FULL HOUSE RESORTS, INC.

1980 Festival Plaza Drive, Suite 680

Las Vegas, Nevada 89135

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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April [•], 2026

This year’s meeting will be held at 10:00 a.m., Central Time, on May 14, 2026, at American Place Casino, located at 4011 Fountain Square Place, Waukegan, Illinois 60085.

The following items will be on the agenda:

1.	Election of seven members to our board of directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;
2.	Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended, to include certain provisions relating to director qualifications and disqualification;
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026;
4.	An advisory vote to approve the compensation of our named executive officers; and
5.	Transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 18, 2026 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

Your vote is important. You are encouraged to read this proxy statement and then cast your vote as promptly as possible by following the instructions on the proxy card you receive. We appreciate your investment in Full House Resorts and look forward to your participation in the upcoming meeting.

By order of the Board of Directors,

/s/ Elaine L. Guidroz

Elaine L. Guidroz

Secretary

Las Vegas, Nevada

This proxy statement, including the form of proxy, the letter from our Chief Executive Officer, and our 2025 Annual Report on Form 10-K, are first being mailed to stockholders on or about April [•], 2026.

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PROXY STATEMENT

________________________________________

This proxy statement is furnished in connection with the solicitation by the board of directors of Full House Resorts, Inc. (referred to herein as “we”, “us”, “our” and the “Company”) of proxies for use at our 2026 Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, on May 14, 2026, at American Place Casino, located at 4011 Fountain Square Place, Waukegan, Illinois 60085, and to any adjournments or postponements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2026

This proxy statement, form of proxy and our 2025 Annual Report on Form 10-K are also available free of charge on our website at www.fullhouseresorts.com and at www.proxyvote.com.

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ABOUT THE MEETING

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How will the annual meeting be conducted and who can attend the annual meeting?

This year’s annual meeting will be held in person only. It will be held at American Place Casino, located at 4011 Fountain Square Place, Waukegan, Illinois 60085.

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. To attend the annual meeting in person, please note that if you are the beneficial owner of shares held in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. You will also need a photo ID to gain admission.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

●	the election of seven directors;
●	the approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended, to include certain provisions relating to director qualifications and disqualification;
●	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026; and
●	an advisory vote to approve the compensation of our named executive officers.

The stockholders will also transact any other business that properly comes before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 18, 2026, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in “street name”. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting included in the enclosed proxy materials.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of 40% of the total number of shares of our common stock and preferred stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 36,192,328 shares of our common stock were outstanding and held by approximately 56 stockholders of record. As of the record date, no shares of our preferred stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

If less than 40% of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the annual meeting before an adjournment is taken.

How do I vote?

If you are a stockholder of record, you may vote:

●	via Internet;
●	by telephone;
●	by mail; or
●	by attending the annual meeting.

If you are a beneficial owner of shares held in street name, you must follow the voting procedures of your nominee included in your proxy materials. Beneficial owners who wish to vote in person at the annual meeting must first request and obtain a legal proxy from their nominee.

If I plan to attend the annual meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the annual meeting.

If you vote in advance and also attend the annual meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record that attend in person.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy. If your shares are held in street name, you must contact your broker or nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

What are the Board’s recommendations?

The enclosed proxy is solicited on behalf of our board of directors (the “Board”). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. The recommendation of our Board for each item in this proxy statement is set forth below:

Proposal		Board Recommendation
1.	Election of seven members to our board of directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified.	FOR each director nominee
2.	Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended, to include certain provisions relating to director qualifications and disqualification.	FOR
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026.	FOR
4.	Approval, on an advisory basis, of the compensation of our named executive officers.	FOR

What happens if additional matters are presented at the annual meeting?

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by our Board, or if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

Proposal		Votes Required for Approval	Abstentions
1.	Election of directors	Majority of votes cast	No impact
2.	Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended, to include certain provisions relating to director qualifications and disqualification	Majority of the outstanding shares entitled to vote	Against
3.	Ratification of Ernst & Young LLP as our auditors	Majority of votes cast	No impact
4.	Advisory vote to approve compensation of named executive officers	Majority of votes cast	No impact

For any other item that may properly come before the meeting, the affirmative vote of a majority of the votes cast at the annual meeting, whether in person or by proxy, will be required for approval, unless otherwise required by law.

How are abstentions treated?

With respect to Proposal 2, abstentions will be treated as votes against that proposal and therefore will be counted as “no” votes in the final tally. With respect to Proposals 1, 3, and 4, abstentions will not be counted as votes cast in the final tally and will have no effect on the outcome of those proposals. In all cases, abstentions will be counted for purposes of determining whether a quorum is present, as stated above.

What are “broker non-votes” and how are they treated?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on Proposals 1, 2, or 4, the broker may not exercise discretion to vote for or against Proposals 1, 2 or 4. This would be a “broker non-vote.” With respect to Proposal 2, broker non-votes will be treated as votes against that proposal and therefore will be counted as “no” votes in the final tally. With respect to Proposals 1 and 4, broker non-votes will not be counted as votes cast in the final tally and will have no effect on the outcome of those proposals. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

What is the effect of the advisory vote on Proposal 4?

Proposal 4 (“Say on Pay”) is an advisory vote. This means that while we ask stockholders to approve a resolution regarding this proposal, this is not an action that requires stockholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Although the advisory vote on this proposal is non-binding, our Board and its compensation committee will review the result of the vote and take it into account in making a determination concerning executive compensation.

Do I have dissenter’s or appraisal rights?

You have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Where can I find voting results of the annual meeting?

We will announce the results for the proposals voted upon at the annual meeting and publish final detailed voting results in a Form 8-K filed within four business days after the annual meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our 2025 Annual Report on Form 10-K, please contact: Full House Resorts, Inc., 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135, Telephone: (702) 221-7800.

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CORPORATE RESPONSIBILITY

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As a longtime owner and operator of regional gaming and hotel facilities, we have sought to operate by the highest standards. Our management team has prioritized strong regulatory compliance, financial discipline and oversight. We have worked to contribute to each of our communities across the country, act as good neighbors, and support our employees and their families.

Naturally, the world continues to evolve. Today investors, regulators, public officials and consumers expect companies in all industries to engage more directly in critical environmental, social and governance (“ESG”) issues.

For our small but fast-growing company, this transition aligns with our established values and our strategy of thoughtful, profitable expansion. For example, we are proud to report:

●	Three members of our Board of Directors are female or ethnically diverse;
●	Our Board of Directors includes one LGBT+ director;
●	67% of our corporate executives and staff are female or ethnically diverse;
●	Of our 1,817 full- and part-time property employees as of March 1, 2026, 69% are female or ethnically diverse;
●	Our American Place was named a 2025 Top Workplace by USA Today;
●	American Place was also recognized on the Chicago Tribune’s Top Workplaces 2025 list; and
●	All employees, including managers, are scheduled to receive yearly training for equal-opportunity and nondiscriminatory employment practices, as well as anti-harassment training.

As we grow, we plan to expand our focus on ESG issues through more structured initiatives, such as:

●	Conserving energy, water, and other natural resources, as well as focusing on waste reduction, renewable energy, and composting/recycling programs;
●	Expanding our focus on employee diversity, equity and inclusion;
●	Working to increase diversity among our management, employees, vendors and partners;
●	Promoting diversity among contractors for supplies, services and construction; and
●	Encouraging the use of sustainable and ethically sourced goods and services.

Our latest projects reflect this approach. While building our temporary American Place facility, for example, we emphasized the use of minority-owned businesses as subcontractors, as well as firms owned by women, U.S. military veterans, and people with a disability. Similarly, we have set goals to utilize at least 25% of such businesses for the construction of our permanent American Place facility.

Some items of note regarding American Place and Chamonix include:

●	Construction of the temporary American Place facility was led by a joint venture that included one of the largest Black-owned companies in the country and one of the largest minority-owned business in Chicago;
●	American Place includes a large electric vehicle charging station, which we believe is one of the largest in the Chicagoland area and the state of Illinois;
●	The temporary American Place facility is rated to be more energy efficient than most typical commercial office buildings, despite our structure being temporary in nature;
●	Chamonix was designed to blend with Cripple Creek’s existing architectural style, in part to help preserve the city’s unique history, architecture, and charm; and
●	We use wall-mounted soap and shampoo dispensers throughout Chamonix’s hotel, which should allow us to eliminate the use of approximately 300,000 tiny plastic bottles every year.

At our properties, our employees regularly serve as community donors and volunteers, working both in-house and through local nonprofits and charitable organizations. In addition to each property’s annual monetary contributions to nonprofits, regional initiatives include:

●	Donating thousands of coats to support local veterans organizations;
●	Donating holiday meals to those in need;
●	Holding food drives for regional food pantries, schools and churches;
●	Donating water, food and other essential items to hurricane-stricken communities;
●	Funding local scholarship and internship programs;
●	Teaming up with local partners to benefit Toys for Tots, the Boys and Girls Club, Northern Nevada Children’s Cancer Foundation, Habitat for Humanity, the Salvation Army, local firefighters, 4-H, and other organizations;
●	Participating in community beach and river cleanups; and
●	Supporting the Two-Mile-High Club in Cripple Creek, which cares for feral donkeys descended from the historic mining town’s original drove.

In addition, our team members across the country volunteer for a broad range of programs and organizations. Our employees serve on the boards of several local entities that support regional development; the casino/resort industry; tourism; youth sports; responsible gaming; animal welfare; and other causes.

Our management team will work to keep our employees, regulators, investors and communities informed of new ESG developments and policies. Given the size of our company and our available resources, some of these initiatives may take longer than others to develop over time. As always, we will work to meet or exceed regulatory and statutory requirements in a timely, transparent manner.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

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Our Second Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors constituting our Board shall be fixed from time to time by our Board. Our Board currently consists of seven directors. The seven nominees to be voted on by stockholders at this meeting are Carl G. Braunlich, Lewis A. Fanger, Eric J. Green, Lynn M. Handler, Daniel R. Lee, Kathleen M. Marshall and Michael P. Shaunnessy.  Directors are elected by a majority of the votes cast, assuming a quorum is present. The term of office of each director ends at the next annual meeting of stockholders or when his or her successor is elected and qualified.

All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as our Board may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of each of the nominees.

Director Nominees

We believe that each nominee possesses the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each nominee is being nominated because they each possess high standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our stockholders and are able to dedicate sufficient time to fulfilling their obligations as a director.

Each nominee’s biography containing information regarding the individual’s service as a director, business experience, director positions held currently or within the last five years and other pertinent information about the particular experience, qualifications, attributes and skills that led our Board to conclude that such person should serve as a director appears on the following pages.

77 January 2007 ● ●
67 May 2005 ● ● ●
Carl G. Braunlich Chairman Age: 73 Director Since: May 2005 Committees: ● Audit ● Compensation ● Compliance ● Nominating and Corporate Governance

Dr. Braunlich was an Associate Professor at the University of Nevada, Las Vegas, from August 2006 until his retirement in June 2021. Prior to joining the faculty of University of Nevada, Las Vegas, Dr. Braunlich was a Professor of Hotel Management at Purdue University since 1990. Dr. Braunlich has held executive positions at the Golden Nugget Hotel and Casino in Atlantic City, New Jersey and at Paradise Island Hotel and Casino, Nassau, Bahamas. He has been a consultant to Wynn Las Vegas, Harrah’s Entertainment, Inc., Showboat Hotel and Casino, Bellagio Resort and Casino, International Game Technology, Inc., Atlantic Lottery Corporation, Nova Scotia Gaming Corporation and the Nevada Council on Problem Gambling. Dr. Braunlich was on the board of directors of the National Council on Problem Gambling, and he has served on several problem gambling committees, including those of the Nevada Resort Association and the American Gaming Association. He holds B.S. and M.S. degrees from the Cornell University School of Hotel Administration and a Doctor of Business Administration degree in International Business from United States International University, San Diego, California.

Our Board believes that Dr. Braunlich is qualified to serve as a Director due to his knowledge of and experience gained over 15 years in the casino resort industry, including as a consultant to the casino resort industry, as well as over 20 years as a faculty member of hotel management schools.

Chief Financial Officer and Treasurer 42 June 2019
Lewis A. Fanger Director, President, Chief Financial Officer and Treasurer Age: 48 Director Since: June 2019

Mr. Fanger was promoted to our President in July 2025. Mr. Fanger joined us in January 2015 as our Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining us, Mr. Fanger served from June 2013 through February 2015 as a Vice President of Wynn Resorts, Limited, a leading owner and operator of resort casinos and a member of the S&P 500 index. At Wynn Resorts, Mr. Fanger oversaw the investor relations functions for both its Nasdaq and Hong Kong Stock Exchange-listed stocks and assisted with the company’s development efforts, including in Asia. From August 2011 to June 2013, Mr. Fanger was Senior Vice President and Chief Financial Officer of Creative Casinos, LLC, the original developer of the Golden Nugget resort casino in Lake Charles, Louisiana. Mr. Fanger also served from July 2003 to August 2011 at Pinnacle Entertainment, Inc. in various capacities, including as Vice President of Finance, where he oversaw the treasury and investor relations functions of the company. Prior to that, Mr. Fanger worked as an equity research associate in the gaming group at Bear, Stearns & Co. in New York. Mr. Fanger earned a bachelor’s degree in industrial engineering and a master’s degree in business administration, both from Stanford University.

Our Board believes that Mr. Fanger is qualified to serve as a Director due to his extensive experience in the financial services industry, his experience and knowledge in the gaming, lodging and securities industries, and his executive management experience as Chief Financial Officer of a public corporation.

63 November 2014 ●
Eric J. Green Director Age: 55 Director Since: July 2020 Committees: ● Compensation (Chair) ● Nominating and Corporate Governance

Mr. Green brings more than 20 years of investment expertise to our board of directors. Since 1997, he has worked at Penn Capital, an investment firm with approximately $2 billion of assets under management. Mr. Green currently serves as Penn Capital’s Chief Investment Officer, where he is responsible for guiding the firm’s equity and credit strategies. Additionally, Mr. Green serves as a Senior Portfolio Manager for Penn Capital’s Small Cap, Small to Micro Cap, Small to Mid Cap, and Mid Cap equity strategies. He is currently a member of the firm’s executive team, which oversees the firm’s overall corporate strategy and management. Prior to joining Penn Capital, Mr. Green was with the Federal National Mortgage Association, the Royal Bank of Scotland, and the United States Securities and Exchange Commission, where he served as a financial analyst in the Division of Investment Management. From 2022 until its acquisition in May 2025, Mr. Green served on the Board of Directors of GAN, LTD, an online sports betting and gaming technology company. Mr. Green is also Vice Chairman of the Board of Directors for the Anti-Defamation League (ADL) Mid-Atlantic Region. Mr. Green earned a bachelor’s degree in business administration from American University and a master’s degree in business administration from the Yale School of Management.

Our Board believes that Mr. Green is qualified to serve as a Director due to his extensive experience in the financial services industry, his experience and knowledge in the securities industry and his executive management experience in asset management.

63 November 2014 ●
Lynn M. Handler Director Age: 62 Director Since: May 2022 Committees: ● Compliance ● Nominating and Corporate Governance (Chair)

Ms. Handler served in various positions from January 2021 to May 2025 at Catena Media Plc., an online lead generation company within the iGaming and financial services industries, including as its Chief Counsel Regional Operations North America and its Lead Counsel North America. From April 2017 to March 2020, Ms. Handler served as Head Legal Counsel for Companion Animal Practices, North America (CAPNA), which operated a network of free-standing animal hospitals. Ms. Handler has also held various legal positions with several gaming companies, including Vice President & General Counsel at Palms Casino Resort in Las Vegas, Nevada, Legal Counsel Nevada at William Hill US, and Vice President & Corporate Counsel at Pinnacle Entertainment. Ms. Handler was also a founding Board Member of the Responsible Gambling Affiliate Association, a trade association dedicated to promoting responsible gambling by online gambling affiliates. Ms. Handler holds a B.A. in Sociology from Adelphi University and a J.D. from Seton Hall University School of Law.

Our Board believes that Ms. Handler is qualified to serve as a Director due to her knowledge of and experience in the gaming industry, including her work as an attorney for various gaming companies.

63 November 2014 ●

63 November 2014 ●
Daniel R. Lee Director and Chief Executive Officer Age: 69 Director Since: November 2014 Committees: ● Compliance

Mr. Lee has served as our Chief Executive Officer since November 2014, and he also served as our President until July 2025. Mr. Lee was the Managing Partner of Creative Casinos, LLC, a developer of casino resorts, from September 2010 through December 2014. He was previously Chairman and Chief Executive Officer of Pinnacle Entertainment, Inc., a casino operator and developer, from April 2002 to November 2009. In the 1990s, he was Chief Financial Officer, Treasurer and Senior Vice President of Finance and Development at Mirage Resorts. During the 1980s, Mr. Lee was a securities analyst for Drexel Burnham Lambert and CS First Boston, specializing in the lodging and gaming industries. He serves as an independent director of Associated Capital Group, Inc., a publicly traded investment management company, since November 2015. He previously served as a director of Myers Industries, Inc., a publicly traded diversified manufacturing company, from April 2016 to April 2018, where he was a member of the audit committee and the corporate governance and nominating committee. Mr. Lee also previously served as an independent director of LICT Corporation and of ICTC Group, Inc. While working as a securities analyst, he was a Chartered Financial Analyst. Mr. Lee earned his M.B.A. and a B.S. degree in Hotel Administration, both from Cornell University.

Our Board believes that Mr. Lee is qualified to serve as a Director due to his extensive experience in the financial services industry, his experience and knowledge in the gaming, lodging and securities industries and his executive management experience as Chief Executive Officer of a large public corporation.

64 January 2007 ● ● ●
Kathleen M. Marshall Director Age: 70 Director Since: January 2007 Committees: ● Audit ● Compliance (Chair)

Ms. Marshall is a Certified Public Accountant who, since March 2017, has served as the Chief Financial Officer of Casino Reinvestment Development Authority (“CRDA”), a New Jersey State Authority. Previously, she served as the Controller of CRDA from June 2016 to March 2017, and provided consulting services to CRDA from January 2016 to June 2016. From October 2008 through January 2016, Ms. Marshall served as Director of Business Development of Global Connect LLC, a web-based voice messaging company. Prior to that, from July 2003 through August 2008, Ms. Marshall served as Vice President of Finance for Atlantic City Coin & Slot Service Co. Inc., which designed, manufactured and distributed gaming equipment. Ms. Marshall has also held various finance positions with the Atlantic City Convention and Visitors Authority and several Atlantic City casinos, including Atlantic City Showboat, Inc. and Caesars Atlantic City, Inc. In addition, Ms. Marshall has worked as a public accountant in the audit division of Price Waterhouse. Ms. Marshall earned her B.A. in Accounting from Rutgers University.

Our Board believes that Ms. Marshall is qualified to serve as a Director due to her knowledge of and experience in the casino industry and her background as a financial officer for casino and casino-related companies.

50 November 2014 ●
Michael P. Shaunnessy Director Age: 72 Director Since: July 2020 Committees: ● Audit (Chair) ● Compensation

Mr. Shaunnessy brings 37 years of experience in the gaming and hospitality industries to our board of directors. Most recently, Mr. Shaunnessy was President and Chief Executive Officer of Nevada Gold & Casinos, Inc., which he led for more than six years until its sale in 2019. From 2005 to 2012, Mr. Shaunnessy was an Executive Vice President of Operations at MGM Resorts International. In that capacity, he was the chief operating and financial officer overseeing operations of MGM’s Railroad Pass and Gold Strike casino hotel properties, both in the Las Vegas, Nevada area. Before joining MGM, Mr. Shaunnessy served as Vice President of Administration of Monarch Casino & Resort, Inc. Additionally, from 1998 to 2004, he served as Executive Vice President and Chief Financial Officer of our company, Full House Resorts, as well as a member of its board of directors from 2001 to 2004. A certified public accountant, Mr. Shaunnessy earned a bachelor’s degree in business administration from Lewis University and a master’s degree in accountancy from Northern Illinois University.

Our Board believes that Mr. Shaunnessy is qualified to serve as a Director due to his knowledge of and experience in the casino industry and his executive management experience as a financial officer and Chief Executive Officer of casino companies.

OUR BOARD RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES.

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CORPORATE GOVERNANCE

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Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer. Instead, our Board remains free to make this determination from time to time in a manner that seems most appropriate for us. We currently have separate persons serving as the Chief Executive Officer and as Chairman of the Board, in recognition of the differences between the two roles. Our Chairman is responsible for setting the agenda for each of the meetings of our Board and the annual meetings of stockholders, and our Chief Executive Officer is responsible for our strategic direction and the general management of its business, financial affairs and day-to-day operations. We believe this structure promotes active participation of the independent directors and strengthens the role of our Board in fulfilling both its oversight responsibility and fiduciary duties to our stockholders, while recognizing our day-to-day management direction by the Chief Executive Officer. Accordingly, we believe this structure has been the best governance model for us and our stockholders to date.

Dr. Braunlich, an independent director, currently serves as our Chairman of the Board. All of our Board committees are compromised only of independent directors except for our compliance committee, which includes Mr. Lee, our Chief Executive Officer. Each committee is chaired by an independent director. Our Board leadership structure is commonly utilized by other public companies in the United States of comparable size and scope. We believe that an independent Chairman and only independent directors serving on our Board committees (other than the compliance committee) provide an effective and balanced leadership structure. With experienced and participating independent directors, we believe we have the proper leadership structure.

Independence of Directors

Under the corporate governance standards of the Nasdaq Stock Market LLC (“Nasdaq”), at least a majority of our Board and all of the members of our audit committee, compensation committee, and the nominating and corporate governance committee must meet the test of independence as defined by the listing requirements of Nasdaq. Our Board, in the exercise of its reasonable business judgment, has determined that Dr. Braunlich, Mr. Green, Ms. Handler, Ms. Marshall and Mr. Shaunnessy (constituting 71% of our current board) qualify as independent directors, pursuant to Nasdaq and rules and regulations of the Securities and Exchange Commission (“SEC”). In making the determination of independence, our Board undertook a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. In addition, our Board considered the recommendations of our nominating and corporate governance committee, which also considered whether such directors would be deemed to be “independent”.

Board Retirement Policy

The Board has adopted a Board retirement policy. Under such policy, a director is generally required to retire at the first annual meeting following his or her 75th birthday.

Meetings

During 2025, our Board held five meetings. Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board that were held during the period in which he or she was a director and (ii) the total number of meetings of all committees on which he or she served that were held during the period in which he or she was a director. We have no specific requirements regarding attendance at the annual meeting of stockholders by our directors. Nevertheless, in 2025, all of our directors at such time attended the annual meeting.

Board Committees

Our Board has four standing committees: the audit committee, the compensation committee, the compliance committee, and the nominating and corporate governance committee, each of which operates under a written charter adopted by our Board. A current copy of each of the audit committee, compensation committee, compliance committee, and nominating and corporate governance committee charters is available through the “Investors ⸺ Governance Documents” link on our website, www.fullhouseresorts.com. The following table illustrates the current membership of each of our Board’s committees:

Nominating and
Corporate
Director	Audit	Compensation	Compliance	Governance
Carl G. Braunlich	●	●	●	●
Lewis A. Fanger
Eric J. Green		Chair		●
Lynn M. Handler			●	Chair
Daniel R. Lee			●
Kathleen M. Marshall	●		Chair
Michael P. Shaunnessy	Chair	●
Committee Meetings in 2025	6	3	5	2

Audit Committee

The audit committee is currently comprised of three members: Mr. Shaunnessy, Ms. Marshall and Dr. Braunlich. Mr. Shaunnessy serves as chair of the audit committee. Our Board has determined that Ms. Marshall and Mr. Shaunnessy are audit committee financial experts as defined by the rules and regulations of the SEC. Our Board, in its reasonable judgment, has determined that each member of the audit committee is independent, as defined under the applicable Nasdaq listing standards, and meets the enhanced independence standards for audit committee members required by the SEC. The audit committee held six meetings in 2025.

Among its responsibilities, the audit committee:

●	selects, retains, compensates, oversees and terminates, if necessary, our independent auditors;
●	approves all audit engagement fees and terms and pre-approves all audit and permitted non-audit and tax services that may be provided by our independent auditors;
●	at least annually, evaluates the qualifications, performance and independence of our independent auditors;
●	reviews and discusses with the independent auditors, among other matters, the overall audit strategy and the scope, timing and results of the annual audit, and critical accounting policies and practices to be used in the audit;
●	reviews with management and the independent auditors the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures;

●	reviews and discusses with the independent auditors and management our annual and quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual reports on Form 10-K and our quarterly reports on Form 10-Q;
●	reviews, discusses with the independent auditors, and approves the functions of our internal audit department;
●	establishes and oversees procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
●	reviews and discusses with management and the internal audit department the risks faced by us and the policies, guidelines and process by which management assesses and manages such risks, including our major financial and data risk exposures;
●	reviews, with the General Counsel and outside legal counsel, legal and regulatory matters that could have a significant impact on our financial statements; and
●	reviews, approves and oversees related party transactions.

Please refer to the audit committee report, which is set forth below, for a further description of our audit committee’s responsibilities and its recommendations with respect to our audited consolidated financial statements for the year ended December 31, 2025.

Compensation Committee

The compensation committee is currently comprised of three members, Mr. Green, Dr. Braunlich, and Mr. Shaunnessy. Mr. Green serves as chair of the compensation committee. Our Board, in its reasonable judgment, has determined that each member of the compensation committee is independent as defined under the applicable Nasdaq listing standards, Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee held three meetings in 2025. The compensation committee is generally responsible for reviewing and making recommendations to our Board regarding all forms of compensation to be provided to our executive officers, directors and, where appropriate, employees.

Among its responsibilities, the compensation committee:

●	reviews and determines the corporate goals and objectives of our chief executive officer, or CEO, and all other executive officers and such other employees as the compensation committee may determine from time to time;
●	at least annually, evaluates the performance of the CEO and all other executive officers and such other employees as the compensation committee may determine from time to time;
●	reviews and approves the compensation of the CEO;
●	reviews and approves, or recommends for Board approval where appropriate, the compensation of all other executive officers, and such other employees as the compensation committee may determine from time to time;
●	reviews and approves, or recommends for Board approval, individual performance objectives and general compensation goals and guidelines for executive officers and such other employees as the compensation committee may determine from time to time, and the criteria by which bonuses to such executive officers and other employees are determined;
●	reviews and approves, or recommends for Board approval, the compensation policy for executive officers and directors, and such other employees as the compensation committee may determine from time to time;
●	reviews and annually evaluates our incentive compensation plans and acts as administrator for all of our incentive plans; and
●	develops and recommends for Board approval the executive officer succession plan, reviews such succession plan periodically, develops and evaluates potential candidates for executive officer positions and recommends to the Board any changes to and candidates for succession under the succession plan.

Management provides recommendations to the compensation committee on the amount and type of executive compensation (other than that of the recommending executive), as well as individual performance objectives for bonuses and incentive compensation, and the compensation committee reviews and considers these recommendations. In formulating its recommendations to the Board, the compensation committee additionally considers our performance as a whole. The compensation committee determines the achievement of the individual performance objectives, which are based on specific goals consistent with the annual business plan, and recommends individual bonus and incentive compensation amounts to the Board. The compensation committee may delegate its authority to subcommittees or the chair of the committee when it deems appropriate and in our best interest.

The compensation committee reviews a number of factors when evaluating compensation of executives, including any potential base salary increases. Such factors include, but are not limited to, a periodic review of our peer group within the gaming industry for equivalent positions of companies of similar size and status, external market conditions, and individual factors. Such individual factors include the executive’s experience, tenure, education, job performance, contributions to our operational and financial results, complexity of the executive’s responsibilities and any unique skills or qualities the executive possesses.

In 2025, the compensation committee utilized AETHOS Consulting Group (“AETHOS”) to provide compensation-related recommendations for our executives, as well as to consider any updates to our peer group. The full peer group was used to analyze compensation practices, while a subset of 13 companies – selected based on annual revenues in 2024 and market capitalization – was used to compare our actual compensation to the market. The full peer group consisted of: Accel Entertainment, Bally’s, Canterbury Park Holding, Century Casinos, Denny’s, El Pollo Loco Holdings, Golden Entertainment, Inspired Entertainment, Lindblad Expeditions, Marcus, Monarch Casino and Resort, Noodles & Company, Playa Hotels & Resorts, Portillo’s, Potbelly, Red Robin Gourmet Burgers, Red Rock Resorts, and Rush Street Interactive. The smaller subset excluded Accel Entertainment, Bally’s, Playa Hotels & Resorts, Red Rock Resorts, and Rush Street Interactive.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, Mr. Green, Dr. Braunlich, and Mr. Shaunnessy served on the compensation committee. None of the members of the compensation committee were at any time during 2025 an officer or employee of our Company, or was formerly an officer of our Company, except for Mr. Shaunnessy, who served as our Executive Vice President and Chief Financial Officer from 1998 to 2004. No interlocking relationship existed at any time during 2025 between our Board or our compensation committee and the board of directors or compensation committee of any other company. There were no transactions in 2025 between us and any directors who served as compensation committee members for any part of 2025 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions.

Compliance Committee

The compliance committee is currently comprised of four members: Ms. Handler, Dr. Braunlich, Mr. Lee, and Ms. Marshall. Ms. Marshall currently serves as chair of the compliance committee. The compliance committee’s functions include reviewing and making recommendations to the Board regarding compliance with gaming laws and regulations. The compliance committee held five meetings in 2025.

The compliance committee meets quarterly to review the items determined by the Illinois, Colorado, Nevada, Indiana and Mississippi gaming control boards to be of sufficient material interest to warrant review by a committee of the Board, as reported by our Compliance Officer and General Counsel.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of three members, Ms. Handler, Dr. Braunlich, and Mr. Green. Ms. Handler serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee held two meetings in 2025.

The nominating and corporate governance committee is generally responsible for assisting our Board with respect to nominating new directors.

Among its responsibilities, the nominating and corporate governance committee:

●	determines, and periodically reviews, specific, minimum qualifications and characteristics that must be met by a nominee for a position on the Board or on a Board committee;
●	determines, and periodically reviews, (i) whether there are any specific qualities or skills that are necessary for one or more directors to possess, (ii) the overall diversity of the Board, and (iii) any other areas that may be expected to contribute to an effective Board;
●	identifies, evaluates, proposes, approves and recommends for Board approval nominees for election or appointment to the Board, including nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;
●	evaluates, proposes, and approves any nominations of director candidates validly made by stockholders in accordance with policies and procedures adopted by the Board and applicable laws, rules, and regulations;
●	identifies, evaluates, proposes, and approves candidates to fill Board and committee vacancies and review the Board’s committee structure and composition;
●	develops, and recommends to the Board for approval, standards for determining when a director has a relationship with us that would impair his or her independence;
●	develops and recommends to the Board, and reviews at least annually, a set of corporate governance guidelines applicable to us, and recommends changes to the Board as appropriate;
●	develops, recommends to the Board for approval, and periodically reviews, the Code of Business Ethics and Conduct, investigates any alleged breach or violation, and enforces the provisions of the Code of Business Ethics and Conduct;
●	reviews and oversees our corporate governance practices and procedures; and
●	develops, subject to Board approval, a process for periodic evaluation of the Board and other Board committees and oversees the conduct of such evaluations.

The nominating and corporate governance committee considers all qualified director candidates regardless of age, race, gender, national origin or religion. The nominating and corporate governance committee seeks to balance the existing skill sets of current Board members with the need for diversity and other appropriate skills and qualities that will complement our strategic vision. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness, including such factors as business experience, skills and knowledge with respect to the gaming industry, finance, marketing, and financial reporting. Additionally, all candidates must possess a commitment to high ethical standards and have a demonstrated reputation for integrity. The nominating and corporate governance committee will consider stockholder recommendations for director candidates and will do so in the same manner that it considers all director candidates. Other than as provided by applicable law, there are no specific, minimum qualifications that must be met by a director nominee recommended by a stockholder except that a director must be of full age.

Under our Bylaws, if a stockholder wishes to submit a nominee for consideration by the nominating and corporate governance committee, the stockholder must deliver or mail notice of the request to the Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. However, if the annual meeting is not within 30 days in advance of the anniversary date of the prior year’s annual meeting or not within 70 days after the anniversary date of the prior year’s annual meeting, such notice must be received by the Secretary no later than 10 days following the date of public disclosure of the annual meeting date. The notice must be accompanied by the information concerning the nominee and proposing stockholder described in Article I, Section 12 of our Bylaws including disclosure of: (i) the number of shares of our capital stock owned of record and beneficially by the nominee, (ii) a description of any agreement, arrangement or understanding between a proposing stockholder and any other persons acting in concert, (iii) information we deem appropriate to ascertain the nominee’s suitability to serve on the Board or eligibility to serve as an independent director, and (iv) any other information concerning the nominee required to comply with the proxy rules and regulations. A nomination not made in accordance with the procedures set forth in our Bylaws is void.

Although the nominating and corporate governance committee’s charter permits the committee to engage a search firm to identify director candidates, we did not pay any third parties a fee to assist in the process of identifying or evaluating director candidates in 2025.

Board’s Role in Risk Oversight

The audit committee is responsible for reviewing and assessing our financial risks, including those that may relate to cybersecurity. The compensation committee is primarily responsible for overseeing the management of risks associated with compensation policies and practice. In addition, the compliance committee is responsible for the oversight and review of all matters of gaming regulatory importance. We believe that these committees provide us with proper risk oversight.

Prohibition on Short Sales, Derivatives Trading and Pledging and Hedging of Company Securities

Our insider trading policy prohibits directors, officers, employees, and our consultants and independent contractors (“Insiders”) from engaging in short-term or speculative transactions involving our securities. Specifically, Insiders may not engage in any of the following activities with respect to our securities:

●	trading in securities on a short-term basis, excluding transactions required to complete certain stock option exercises;
●	purchases of our securities on margin or holding our securities in a margin account;
●	short sales of our securities;
●	buying or selling puts or calls, or other derivative securities, of our securities;
●	pledging our securities as collateral for a loan; and
●	hedging or monetizing transactions or similar arrangements with respect to our securities.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics applicable to each of our directors, officers and employees. The full text of the Code of Conduct and Ethics is available through the “Investors ─ Governance Documents” link on our website, www.fullhouseresorts.com. We intend to provide disclosure of any amendments or waivers of our Code of Conduct and Ethics on our website within four business days following the date of the amendment or waiver.

Certain Relationships and Related Party Transactions

Our Code of Conduct and Ethics broadly covers related-party transactions that may involve a conflict of interest. Under our audit committee charter, all related party transactions must be approved by our audit committee. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the company is a participant, (ii) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of a smaller reporting company’s total assets at year-end for the last two completed fiscal years, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of our common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. We did not have any related party transactions in 2024 or 2025.

Director Compensation

Each non-employee director’s compensation in 2025 consisted of: (1) cash compensation of $50,000, paid quarterly in arrears (pro-rated for directors that served for less than the full year), and (2) a grant of common stock in a number of shares equal to approximately $75,000 on the day of grant approval. The Chairman of the Board also receives additional annual cash compensation of $25,000, paid quarterly in arrears, and the Chair of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Compliance Committee receives additional annual cash compensation of $17,500, $12,000, $10,000 and $10,000, respectively, paid quarterly in arrears. The table below summarizes the compensation paid by us to our non-employee directors for services rendered for 2025. Mr. Lee and Mr. Fanger, who are employed by us, do not receive additional compensation for serving as directors.

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total
Carl G. Braunlich	$75,000	$69,891	$144,891
Eric J. Green	62,000	69,891	131,891
Lynn M. Handler	60,000	69,891	129,891
Kathleen M. Marshall	60,000	69,891	129,891
Michael P. Shaunnessy	67,500	69,891	137,391

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(1)	The amounts shown in this column represent the aggregate grant date fair value of awards for the fiscal year ended December 31, 2025, calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculation of these amounts, please see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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INFORMATION CONCERNING EXECUTIVE OFFICERS

________________________________________

The following table sets forth certain information with respect to our current executive officers and lists their current titles. Summaries of the background and experience of Ms. Guidroz is set forth in the paragraph following the table. The background and experience of Mr. Lee and Mr. Fanger are described above in the section titled “Proposal One: Election of Directors.” Our executive officers serve at the discretion of the Board.

Name	Age	Position
Daniel R. Lee	69	Director and Chief Executive Officer
Lewis A. Fanger	48	Director, President, Chief Financial Officer and Treasurer
Elaine L. Guidroz	48	Senior Vice President, Secretary and General Counsel

Elaine L. Guidroz was appointed as our Compliance Officer in November 2012 and as our Secretary in December 2012. She has served as our General Counsel since January 2013. Prior to serving as General Counsel, Ms. Guidroz served as Associate General Counsel since February 2012. Ms. Guidroz began her gaming career in 2004 where she served as In-House Counsel to Grand Victoria Casino & Resort, owned and managed by Hyatt Gaming Management, Inc. From 2006 through 2011, Ms. Guidroz served as General Counsel and Compliance Officer to Grand Victoria Casino & Resort. Prior to joining Grand Victoria, Ms. Guidroz was in private practice in Indianapolis, Indiana, where she focused primarily on insurance defense matters. Ms. Guidroz received her Doctor of Jurisprudence (J.D.), magna cum laude, from Indiana University’s McKinney School of Law. Ms. Guidroz also holds a Masters of Business Administration from Xavier University’s Williams College of Business, and a Bachelor of Arts from the University of North Carolina-Chapel Hill. Ms. Guidroz is admitted to practice law in the states of Indiana and Kentucky.

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EXECUTIVE COMPENSATION

________________________________________

We are constantly seeking to improve our policies and practices. We regularly meet with our shareholders, seeking their input on a broad variety of topics, including executive compensation. While we did not receive any negative feedback regarding executive compensation as a result of those outreach efforts in 2025, we nonetheless continue to seek ways to improve our compensation program. Items of note include:

●	Under both the 2025 Equity Incentive Plan (the “2025 Plan”) and our predecessor plan, the 2015 Equity Incentive Plan (the “2015 Plan”), a double-trigger is required for early vesting of equity and related grants in connection with a change in control.
●	We use a formula-based, pay-for-performance approach to management bonuses. Since 2017, our bonus criteria have focused on achievement of a variety of performance goals, including Adjusted EBITDA, discretionary free cash flow per share, growth rates in performance metrics, and individual goals.
●	Maintenance of a clawback policy, which applies to both cash and stock-based awards.
●	In 2021, the Board approved stock ownership guidelines for our management team and our Board.
●	In 2025, we again retained an independent third party to provide recommendations regarding our executive compensation.
●	The 2025 Plan and the 2015 Plan prohibit the repricing or exchange of equity-based grants without stockholder approval.
●	The compensation committee is comprised entirely of independent directors.
●	We prohibit the hedging of our securities by members of our Board, our officers, and other insiders.
●	We prohibit the purchase of our securities on margin or the holding of our securities in a margin account.
●	We prohibit the pledging of our securities as collateral for a loan.

2025 was an important milestone year for us. Some of our notable accomplishments during 2025 include:

●	Total revenue increased to $302.4 million in 2025, a 3.5% increase from $292.1 million in the prior year, despite the sale of Stockman’s Casino.
●	American Place’s revenue rose 13.1% in 2025, increasing to $124.1 million in 2025 from $109.7 million in 2024.
●	Under a revamped management team, profitability from our Colorado operations meaningfully improved, particularly in the second half of 2025.
●	At December 31, 2025, the 10-year shareholder return for our stock was 56.3%.
●	At March 2, 2026, the 10-year shareholder return for our stock was 50.3%.
●	From November 28, 2014, the date that Mr. Lee became our Chief Executive Officer, through the Record Date of March 18, 2026, our stock price has increased 100.8%.

Stock Ownership Guidelines

We believe that ownership in the Company by our executive management team, including our named executive officers, is an important tool to align the interests of our management team with the long-term best interests of our stockholders. Accordingly, in March 2021, the Board approved stock ownership guidelines for our management team and our Board, as detailed in the table below:

Title	Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer	3x
Other Named Executive Officers	2x
Independent Directors	2x Annual Cash Retainer

For purposes of determining a participant’s stock ownership level, the following items are included in the calculation of beneficial ownership: shares purchased on the open market or in private transactions; shares that are derived from vested equity awards, including vested restricted stock, stock-settled restricted stock units (RSUs), and exercised stock options; vested shares held in a 401(k) plan or other similar plan; and vested, but unexercised, stock options that are “in-the-money,” where the fair market value of a share of the company’s stock exceeds the exercise or strike price of the option.

Upon the adoption of these new guidelines, management and directors were given a period of three years to meet their minimum stock ownership levels. Newly-appointed directors and management members will have a five-year period from their date of joining us to meet their minimum stock ownership levels. As of the record date, all of our Named Executive Officers and all directors of our Board exceeded the minimum stock ownership guidelines except for Ms. Handler, who joined our Board in May 2022 and has until May 2027 to meet the minimum stock ownership level, and Ms. Guidroz, who satisfied our guidelines until recently due to a higher base salary in her new employment agreement.

Annual Incentive Plan

Our compensation committee adopted the Full House Resorts, Inc. Annual Incentive Plan for Executives (the “Annual Incentive Plan”), effective as of January 1, 2017. The Annual Incentive Plan is a short-term incentive plan designed to reward our executives for achieving pre-established corporate performance goals during a given performance period. The purpose of the Annual Incentive Plan is to provide an incentive for superior performance, to motivate participating executives toward the highest levels of achievement and business results, to tie management’s goals and interests with our stockholders’ goals, and to enable us to attract and retain highly qualified executives. Any bonus awards under the Annual Incentive Plan are payable in cash or common stock (or any combination of cash or common stock), and any portion of such bonus award payable in the form of our common stock will be subject to the terms and conditions (including the applicable share limitations) of our 2025 Plan, or any other plan adopted by us pursuant to which shares of common stock may be granted.

Participation in the Annual Incentive Plan includes our named executive officers (our Chief Executive Officer, Chief Financial Officer and General Counsel), as well as any other individuals as determined by the compensation committee in its discretion.

Annual Incentive Awards

For 2025, the Compensation Committee approved two performance metrics for evaluating annual incentive bonus payouts under the Annual Incentive Plan: Adjusted EBITDA and individual qualitative goals. The total annual incentive bonus payout for those two metrics could not exceed, as a percentage of base salary: 175% for Mr. Lee, 150% for Mr. Fanger, and 100% for Ms. Guidroz.

Goal 1: Adjusted EBITDA.  The criteria for Adjusted EBITDA in 2025 were:

Named Executive Officer	Threshold	Target	Maximum
All NEOs	$50 Million	$65 Million	$80 Million

Award payout levels, as a percentage of base salary, for meeting Adjusted EBITDA goals were:

Named Executive Officer	Threshold	Target	Maximum
Daniel R. Lee	25%	100%	175%
Lewis A. Fanger	25%	75%	150%
Elaine L. Guidroz	25%	75%	100%

Adjusted EBITDA in 2025 was $48.1 million. Accordingly, the Compensation Committee did not approve the payout of any bonus amounts to our named executive officers related to this metric, as Adjusted EBITDA did not exceed the threshold level for 2025.

Goal 2: Individual Qualitative Goals.  During 2025, we made significant progress in our efforts to grow our company. These included the completion of the sale of Stockman’s Casino in April 2025, continued meaningful growth at our temporary American Place facility, and improved operating results at Chamonix, particularly in the second half of 2025. In recognition of these efforts, the Compensation Committee approved maximum payout levels for this metric for Mr. Lee, Mr. Fanger, and Ms. Guidroz. Award payout levels, as a percentage of base salary, for individual qualitative goals were:

Named Executive Officer	Threshold	Target	Maximum
Daniel R. Lee	10%	40%	40%
Lewis A. Fanger	10%	20%	30%
Elaine L. Guidroz	10%	20%	30%

Independent Compensation Study

In 2025, AETHOS provided recommended updates to our compensation peer group. The full peer group was used to analyze compensation practices, while a subset of 13 companies – selected based on annual revenues in 2024 and market capitalization – was used to compare our actual compensation to the market. The full peer group consisted of: Accel Entertainment, Bally’s, Canterbury Park Holding, Century Casinos, Denny’s, El Pollo Loco Holdings, Golden Entertainment, Inspired Entertainment, Lindblad Expeditions, Marcus, Monarch Casino and Resort, Noodles & Company, Playa Hotels & Resorts, Portillo’s, Potbelly, Red Robin Gourmet Burgers, Red Rock Resorts, and Rush Street Interactive. The smaller subset excluded Accel Entertainment, Bally’s, Playa Hotels & Resorts, Red Rock Resorts, and Rush Street Interactive.

Equity Awards

AETHOS also provided recommendations for our compensation programs to the Compensation Committee. Among those recommendations include the usage of “at-risk” compensation for our officers. Recent performance-based awards include:

●	In connection with his prior employment agreement, Mr. Lee was issued 64,935 performance-based shares on January 2, 2025. Additionally, upon entering into a new employment agreement with us on June 14, 2025, he was issued an additional 16,502 performance-based shares. The performance criteria for both equity awards is based on the compounded annual growth rate of our Adjusted EBITDA and Free Cash Flow Per Share, as defined, for the three-year periods ending December 31, 2025, December 31, 2026, and December 31, 2027.
●	Mr. Fanger was issued 72,377 performance-based shares on May 19, 2025. Additionally, upon entering into a new employment agreement with us on July 11, 2025, he was issued an additional 10,371 performance-based shares. The performance criteria for both equity awards are similar to those described above for Mr. Lee.
●	Ms. Guidroz was issued 28,099 performance-based shares on May 19, 2025. Additionally, upon entering into a new employment agreement with us on July 11, 2025, she was issued an additional 6,222 performance-based shares. The performance criteria for both equity awards are similar to those described above for Mr. Lee.

In March 2026, the Compensation Committee determined that the performance criteria related to financial performance in 2025 were partially satisfied. Such performance measures involved multi-year growth rates for EBITDA and free cash flow per share. As a result, the performance criteria were satisfied for a total of 88,772 performance shares, including 30,040 performance shares previously awarded to Mr. Lee, 28,630 performance shares previously awarded to Mr. Fanger, and 11,481 shares previously awarded to Ms. Guidroz. Additionally, a total of 88,761 performance shares were cancelled, including 30,038 performance shares previously granted to Mr. Lee, 28,627 performance shares previously granted to Mr. Fanger, and 11,479 performance shares previously granted to Ms. Guidroz.

The Compensation Committee has historically also issued time-based restricted stock awards and stock option awards, as it believes that a significant component of the compensation paid to our executives over the long-term should be equity-based compensation. It also believes that stock price appreciation and stock ownership in us are valuable incentives to our executives. Accordingly, our executives are granted equity awards to align their interests with those of our stockholders and to encourage them to manage us in our best long-term interests. We endeavor to make annual equity awards to our management team. Recent restricted stock and stock option awards include:

●	In connection with his prior employment agreement, on January 2, 2025, Mr. Lee received a non-qualified stock option to purchase 69,027 shares of common stock pursuant to the 2015 Plan at an exercise price per share of $4.62, the closing price of our stock on that day. This stock option grant will vest with respect to 1/3 of the total number of shares underlying the stock option on each anniversary of January 2, 2025. Also in connection with his prior employment agreement, on March 31, 2025, the Compensation Committee approved an option grant to Mr. Lee to purchase a total of 28,240 shares at an exercise price of $4.62 per share, above the closing price of our stock on that day. This stock option grant will vest with respect to 1/3 of the total number of shares underlying the stock option on each anniversary of March 31, 2025.
●	Upon entering into a new employment agreement with us on June 14, 2025, Mr. Lee received a non-qualified stock option to purchase 24,696 shares of common stock pursuant to the 2025 Plan at an exercise price per share of $3.03, the closing price of our stock on that day. This stock option grant will vest with respect to 1/3 of the total number of shares underlying the stock option on each anniversary of June 14, 2025.

●	Mr. Fanger was issued 72,377 shares of time-based restricted stock that vest in equal annual amounts on May 19, 2026, 2027 and 2028. Additionally, upon entering into a new employment agreement with us on July 11, 2025, he was issued 10,371 shares of time-based restricted stock that vest in equal annual amounts on July 11, 2026, 2027 and 2028.
●	Ms. Guidroz was issued 28,099 shares of time-based restricted stock that vest in equal annual amounts on May 19, 2026, 2027 and 2028. Additionally, upon entering into a new employment agreement with us on July 11, 2025, she was issued 6,222 shares of time-based restricted stock that vest in equal annual amounts on July 11, 2026, 2027 and 2028.

SUMMARY COMPENSATION TABLE

The following table summarizes the “total compensation” of: (i) our Chief Executive Officer, and (ii) our two most highly compensated executive officers that served in such capacities at the end of 2025.

Name and						Non-Equity	All
Principal				Stock	Option	Incentive Plan	Other
Positions	Year	Salary	Bonus	Awards(1)(2)	Awards(2)	Compensation	Compensation(3)	Total
Daniel R. Lee	2025	$654,936	$280,000	$350,000	$349,971	$—	$67,730	$1,702,637
Director and	2024	600,000	240,000	299,998	300,000	—	46,753	1,486,751
Chief Executive
Officer
Lewis A. Fanger	2025	471,346	150,000	588,813	—	—	9,560	1,219,719
Director, President,	2024	425,000	127,500	531,250	—	—	10,397	1,094,147
Chief Financial
Officer and
Treasurer
Elaine L. Guidroz(4)	2025	342,933	105,000	248,444	—	—	9,033	705,410
Senior Vice
President,
General Counsel
and Secretary

__________

(1)	Amounts include grants that vest based on specified performance criteria and reflect 100% of the aggregate grant date fair value.
(2)	Amounts reflect the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for each of the years ended December 31, 2025 and 2024.
(3)	For 2025, this amount includes (i) $25,139 for life and disability insurance, $34,743 for health care and related costs, and $7,849 in 401(k) matching contributions, in each case paid on behalf of Mr. Lee; (ii) $460 for life and disability insurance, $2,100 for health care and related costs, and $7,000 in 401(k) matching contributions, in each case paid on behalf of Mr. Fanger; and (iii) $2,320 for life and disability insurance, $4,963 for health care and related costs, and $1,750 in 401(k) matching contributions, in each case paid on behalf of Ms. Guidroz. For 2024, this amount includes (i) $22,117 for life and disability insurance, $17,737 for health care and related costs, and $6,900 in 401(k) matching contributions, in each case paid on behalf of Mr. Lee; and (ii) $3,497 for life and disability insurance and $6,900 in 401(k) matching contributions, in each case paid on behalf of Mr. Fanger.
(4)	Ms. Guidroz was not a named executive officer in 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding equity award grants held at December 31, 2025 by each named executive officer.

	Option Awards (a)						Stock Awards (a)
									Equity
									Incentive
							Equity		Plan Awards:
							Incentive		Market or
							Plan Awards:		Payout
							Number of		Value of
		Number of	Number of				Unearned		Unearned
		Securities	Securities				Shares,		Shares,
		Underlying	Underlying				Units or		Units or
		Unexercised	Unexercised		Option	Option	Other Rights		Other Rights
	Grant	Options (#)	Options (#)		Exercise	Expiration	That Have		That Have
Name	Date	Exercisable	Not Exercisable		Price ($)	Date	Not Vested (#)		Not Vested ($)
Daniel R. Lee	5/10/2016	100,000	—		1.70	5/10/2026	—		—
	5/24/2017	240,000	—		2.32	5/24/2027	—		—
	9/10/2019	100,000	—		1.97	9/10/2029	—		—
	6/11/2020	100,000	—		1.73	6/11/2030	—		—
	1/7/2021	124,120	—		3.93	1/7/2031	—		—
	1/3/2022	41,939	—		11.82	1/3/2032	—		—
	1/3/2023	41,719	20,859	(b)	7.40	1/3/2033	13,514	(c)	35,272	(d)
	1/2/2024	29,274	58,548	(e)	5.15	1/2/2034	38,835	(f)	101,359	(d)
	1/2/2025	—	69,027	(g)	4.62	1/2/2035	64,935	(h)	169,480	(d)
	3/31/2025	—	28,240	(i)	4.62	3/31/2035	—		—
	6/14/2025	—	24,696	(j)	3.03	6/14/2035	16,502	(k)	43,070	(d)
Lewis A. Fanger	5/10/2016	50,000	—		1.70	5/10/2026	—		—
	5/22/2017	25,000	—		2.32	5/22/2027	—		—
	5/17/2019	100,000	—		2.23	5/17/2029	—		—
	6/11/2020	50,000	—		1.73	6/11/2030	—		—
	5/19/2021	16,500	—		9.52	5/19/2031	—		—
	5/19/2022	62,588	—		6.75	5/19/2032	—		—
	5/18/2023	36,931	18,466	(l)	7.40	5/18/2033	11,965	(m)	31,229	(d)
	5/8/2024	—	—		—	—	70,834	(n)	184,877	(d)
	5/19/2025	—	—		—	—	144,754	(o)	377,808	(d)
	7/11/2025	—	—		—	—	20,742	(p)	54,137	(d)
Elaine L. Guidroz	5/10/2016	40,000	—		1.70	5/10/2026	—		—
	5/22/2017	20,000	—		2.32	5/22/2027	—		—
	9/17/2018	50,000	—		2.83	9/17/2028	—		—
	9/10/2019	30,000	—		1.97	9/10/2029	—		—
	6/11/2020	30,000	—		1.73	6/11/2030	—		—
	5/19/2021	15,000	—		9.52	5/19/2031	—		—
	5/19/2022	23,563	—		6.75	5/19/2032	—		—
	5/18/2023	14,338	7,169	(l)	7.40	5/18/2033	4,645	(q)	12,123	(d)
	5/8/2024	—	—		—	—	27,500	(r)	71,775	(d)
	5/19/2025	—	—		—	—	56,198	(s)	146,677	(d)
	7/11/2025	—	—		—	—	12,444	(t)	32,479	(d)

__________

(a)	The option and stock awards were granted pursuant to the 2015 Plan and its successor, the 2025 Plan.
(b)	The vesting date of the remaining options is January 3, 2026.
(c)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 6,757 of these performance shares vested upon the Compensation Committee’s determination and 6,757 of these performance shares were cancelled.
(d)	The market value reported reflects the number of unvested shares of restricted stock multiplied by $2.61 per share, the closing price of our common stock on Nasdaq on December 31, 2025, the last business day of fiscal 2025.
(e)	The vesting dates of the remaining options are January 2, 2026 and January 2, 2027.
(f)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 9,709 of these performance shares vested upon the Compensation Committee’s determination and 9,709 of these performance shares were cancelled. The vesting date of the remaining performance stock is January 2, 2027, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(g)	The options vest in three equal annual installments beginning on January 2, 2026.
(h)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 10,823 of these performance shares vested upon the Compensation Committee’s determination and 10,822 of these performance shares were cancelled. The vesting dates of the remaining performance stock are January 2, 2027 and January 2, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(i)	The options vest in three equal annual installments beginning on March 31, 2026.
(j)	The options vest in three equal annual installments beginning on June 14, 2026.
(k)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 2,751 of these performance shares will vest on June 14, 2026, and 2,750 of these performance shares were cancelled. The vesting dates of the remaining performance stock are June 14, 2027 and June 14, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(l)	The vesting date of the remaining options is May 18, 2026.
(m)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 5,983 of these performance shares will vest on May 18, 2026, and 5,982 of these performance shares were cancelled.
(n)	Half of such total are time-based restricted shares that vest in two equal annual installments beginning on May 8, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 8,855 of these performance shares will vest on May 8, 2026, and 8,854 of these performance shares were cancelled. The vesting date of the remaining performance shares is May 8, 2027, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(o)	Half of such total are time-based restricted shares that vest in three equal annual installments beginning on May 19, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 12,063 of these performance shares will vest on May 19, 2026, and 12,063 of these performance shares were cancelled. The vesting dates of the remaining performance shares are May 19, 2027 and May 19, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.

(p)	Half of such total are time-based restricted shares that vest in three equal annual installments beginning on July 11, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 1,729 of these performance shares will vest on July 11, 2026, and 1,728 of these performance shares were cancelled. The vesting dates of the remaining performance shares are July 11, 2027 and July 11, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(q)	In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 2,323 of these performance shares will vest on May 18, 2026, and 2,322 of these performance shares were cancelled.
(r)	Half of such total are time-based restricted shares that vest in two equal annual installments beginning on May 8, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 3,438 of these performance shares will vest on May 8, 2026, and 3,437 of these performance shares were cancelled. The vesting date of the remaining performance shares is May 8, 2027, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(s)	Half of such total are time-based restricted shares that vest in three equal annual installments beginning on May 19, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 4,683 of these performance shares will vest on May 19, 2026, and 4,683 of these performance shares were cancelled. The vesting dates of the remaining performance shares are May 19, 2027 and May 19, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.
(t)	Half of such total are time-based restricted shares that vest in three equal annual installments beginning on July 11, 2026, and the other half are performance shares. In March 2026, the Compensation Committee determined that some of the performance criteria related to our operations in 2025 were not satisfied. As a result, 1,037 of these performance shares will vest on July 11, 2026, and 1,037 of these performance shares were cancelled. The vesting dates of the remaining performance shares are July 11, 2027 and July 11, 2028, subject to the achievement of certain performance-based criteria, including annual growth rates of EBITDA and free cash flow per share.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2025, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
				Number of securities
				remaining available for
	Number of securities to be		Weighted-average	future issuance under
	issued upon exercise of		exercise price of	equity compensation plan
	outstanding options,		outstanding options,	(excluding securities
Plan Category	warrants and rights		warrants and rights(1)	reflected in column (a))
Equity compensation plans approved by security holders(2)	3,339,952	(3)	$4.13	1,695,063
Equity compensation plans not approved by security holders(4)	72,910		—	—
Total	3,412,862		$4.13	1,695,063

__________

(1)	Weighted-average exercise price does not include outstanding restricted shares or performance shares, which are exercisable for zero consideration.
(2)	These shares were available for future issuance under our 2025 Plan. As of March 18, 2026, there were 1,695,063 shares of common stock available for future issuance under the 2025 Plan.
(3)	Includes outstanding options to purchase shares, outstanding and unvested restricted shares, and outstanding and unvested performance shares issued under the 2025 Plan and the 2015 Plan.
(4)	Reflects equity awards granted as standalone “employee inducement awards” outside of the 2025 Plan and the 2015 Plan, as part of their recruitment for positions within the Company.

Retirement Benefits

The named executive officers are eligible to participate in our retirement program on the same terms as generally available to substantially all of our full-time employees. This retirement program consists of a 401(k) plan and matching contributions.

Employment Agreements

Daniel R. Lee

On June 14, 2025, we entered into a new employment agreement with Mr. Lee pursuant to which Mr. Lee serves as our Chief Executive Officer (the “Lee Employment Agreement”). The Lee Employment Agreement was effective as of June 14, 2025 and expires on June 14, 2030.

The Lee Employment Agreement currently provides for an annual base salary of $700,000. Under the terms of the Lee Employment Agreement, we will endeavor to pay Mr. Lee a base salary within the 50th percentile of chief executive officers for public companies that are identified as peer companies reasonably chosen by the compensation committee. The Lee Employment Agreement also provides the opportunity to earn cash bonuses, including Specific Milestone Bonuses and Annual Bonuses (as defined in the Lee Employment Agreement). Pursuant to the Lee Employment Agreement, Mr. Lee is entitled to (i) participate in customary health, welfare and fringe benefit plans at our sole expense, and (ii) Company-paid life insurance covering $600,000.

Lewis A. Fanger

On July 11, 2025, we entered into a new employment agreement with Mr. Fanger pursuant to which Mr. Fanger serves as our President, Chief Financial Officer and Treasurer through July 11, 2028 (the “Fanger Employment Agreement”).

The Fanger Employment Agreement currently provides for an annual base salary of $500,000. He also has an opportunity to earn cash bonuses, including Specific Milestone Bonuses and Annual Bonuses (as defined in the Fanger Employment Agreement). In addition, Mr. Fanger is entitled to (i) participate in customary health, welfare and employee benefit plans on the same basis as they are available to other senior executives, and (ii) Company-paid life insurance covering $500,000.

Elaine L. Guidroz

On July 11, 2025, we entered into a new employment agreement with Ms. Guidroz pursuant to which Ms. Guidroz serves as our Senior Vice President, Secretary, General Counsel and Compliance Officer through July 11, 2028 (the “Guidroz Employment Agreement”).

The Guidroz Employment Agreement currently provides for an annual base salary of $350,000. She also has an opportunity to earn cash bonuses, including Specific Milestone Bonuses and Annual Bonuses (as defined in the Guidroz Employment Agreement). In addition, Ms. Guidroz is entitled to (i) participate in customary health, welfare and employee benefit plans on the same basis as they are available to other senior executives, and (ii) Company-paid life insurance covering $350,000.

Payments Upon Termination

Upon termination of the employment of Mr. Lee, Mr. Fanger or Ms. Guidroz (each, an “Executive”) for any reason, he or she will be entitled to receive all earned but unpaid salary, accrued but unused vacation benefits, and unpaid expenses through the termination date. In addition, the Lee Employment Agreement, the Fanger Employment Agreement and the Guidroz Employment Agreement provide for the following payments and benefits in the event of termination of the Executive’s employment for the following reasons:

Termination without Cause or by Executive for Good Reason

•

For Mr. Lee, (a) cash severance in an amount equal to one-year’s base salary plus his target bonus, payable in substantially equal installments in accordance with our normal payroll procedures; (b) any unpaid bonus amounts earned in the calendar year preceding the year of termination; (c) a pro rata bonus for the year in which the termination occurs, to be paid immediately following the filing of our Annual Report on Form 10-K for that year on the basis of what would have been paid had Mr. Lee been employed for the entire year; and (d) continued health, life and disability insurance coverage for the period set forth therein.

•

For Mr. Fanger and Ms. Guidroz, (a) cash severance in an amount equal to one year’s base salary plus the Executive’s Target Bonus (as defined in the Fanger Employment Agreement or Guidroz Employment Agreement, as applicable), payable in substantially equal installments in accordance with our normal payroll procedures, subject to cessation upon the Executive’s commencement of employment with another employer or the Executive securing income as an independent contractor or consultant; and (b) payment of any unpaid bonus amounts earned in the calendar year preceding the year of termination;

•

Company-paid health benefits coverage for the Executive and his or her dependents and life and disability insurance coverage for the Executive, in the case of Mr. Fanger and Ms. Guidroz, until the later of July 11, 2028 and the first anniversary of the termination date, or in the case of Mr. Lee, until the later of June 14, 2030 and the first anniversary of the termination date, in each case unless the Executive becomes covered under another group health plan or group disability plan;

•	Accelerated vesting of all outstanding time-vested shares or stock options held by the Executive on the termination date; and
•	Pro-rata vesting of all performance-vested shares under any restricted stock grants.

Termination without Cause or by Executive for Good Reason with Respect to a Change in Control

Upon termination of employment without Cause by us or for Good Reason by the Executive, in each case occurring within six months prior to, or one year following, a Change in Control (as defined), we have agreed to provide elevated severance benefits to Messrs. Lee and Fanger and Ms. Guidroz, subject to the Executive’s execution of a release of claims, including:

•

For Mr. Lee, his elevated severance includes a lump-sum cash payment equal to two years of base salary plus two times the higher of (a) his most recent annual bonus and (b) the average of his annual bonuses over the prior three years, together with payment of any unpaid bonus amounts earned in the calendar year preceding the year of termination, and full vesting of all outstanding unvested equity awards.

•

For Mr. Fanger, his elevated severance includes a lump-sum cash payment equal to 1.5 times his base salary plus 1.5 times the higher of (a) his most recent annual bonus, (b) the average of his annual bonuses over the prior three years, or (c) his target bonus, and full vesting of all outstanding unvested equity awards.

•

For Ms. Guidroz, her elevated severance includes a lump-sum cash payment equal to one times her base salary plus the higher of (a) her most recent annual bonus (b) the average of her annual bonuses over the prior three years, or (c) her target bonus, and full vesting of all outstanding unvested equity awards.

The Executives shall also receive Company-paid health benefits coverage for the Executive and his or her dependents and life and disability insurance coverage for the Executive, in the case of Mr. Fanger and Ms. Guidroz, until the later of July 11, 2028 and the first anniversary of the termination date, or in the case of Mr. Lee, until the later of June 14, 2030 and the first anniversary of the termination date, in each case unless the Executive becomes covered under another group health plan or group disability plan.

Termination due to Death or Disability

Upon termination of employment of an Executive due to death or disability, in addition to benefits under the life and long-term disability insurance policies, as applicable, the Executive or his or her estate shall receive an amount equal to one year’s salary at the then-current rate, to be paid at monthly intervals.  The Executive or his or her estate shall also be paid a pro rata bonus for the current year, subject to our achievement of the applicable target threshold of such bonus.  In all cases, these amounts will be satisfied first through the payment of the insurance policies provided by us pursuant to the Executive’s employment agreement, and if the insurance policies are insufficient to satisfy the amounts owed, then we shall be liable for the remainder.

Termination for Cause

Upon termination for Cause, each Executive will be entitled to exercise any vested options.  Each Executive’s right to receive the severance payments and benefits (either in connection with a Change in Control or outside the Change in Control context) described above is subject to the delivery of an effective mutual general release of claims. Each of the employment agreements with our Executives contains confidentiality, non-solicitation, non-hire and non-competition provisions.

Subject to exceptions or conditions in each Executive’s employment agreement, (i) upon a termination of Executive’s employment for Cause or by Executive without Good Reason the non-competition covenant will continue to apply for one year, and (ii) upon a termination of Executive’s employment without Cause or by Executive with Good Reason the non-competition covenant will continue to apply for six months.  Upon a termination of Executive’s employment for any reason (or after the term of each Executive’s employment agreement), the non-solicitation covenant will continue to apply for one year.

Definitions

“Cause” under the Lee Employment Agreement, the Fanger Employment Agreement and the Guidroz Employment Agreement means:

i.

Failure to Perform Duties. If the Executive neglects to perform the material duties of his or her employment in a professional and businesslike manner after having received written notice specifying such failure to perform and after the expiration of a period providing a reasonable opportunity to perform such duties.

ii.	Willful or Intentional Breach. If the Executive willfully or intentionally commits a material breach of the agreement or a material intentional breach of his or her fiduciary duty to us.
iii.

Wrongful Acts. If the Executive is convicted of a felony involving acts of moral turpitude (for Mr. Lee, any felony or a plea of nolo contendere (or similar plea)) or commits fraud, misrepresentation, embezzlement or other acts of material misconduct against us (including violating or condoning the violation of any material rules or regulations of gaming authorities which could have a material adverse effect on us).

iv.	Disability. If the Executive is physically or mentally disabled from the performance of a major portion of his or her duties for a continuous period of 180 days or greater.
v.

Failure To Be Licensed. If the Executive fails to be licensed, is denied a license, or is found unsuitable in any jurisdiction in which we or our subsidiaries have gaming facilities, or if any of such licenses are revoked or suspended.

vi.	Executive dies.

“Good Reason” means:

i.

Lee Employment Agreement.  “Good Reason” means (a) a material breach of the agreement by us (including any material reduction in Mr. Lee’s authority or duties), or any relocation of Mr. Lee’s principal place of business outside the greater Las Vegas metropolitan area (without his consent) and our failure to remedy such breach within thirty days after written notice; (b) a termination of employment by Mr. Lee for any reason within thirty days following a Board Stalemate, where a “Board Stalemate” occurs if, during the term, (i) Mr. Lee nominates up to two existing Board members to serve as Chairman of the Board and the Board fails to appoint (determined in accordance with our Bylaws) either of Mr. Lee’s nominees and (ii) thereafter, Mr. Lee nominates himself to serve as Chairman of the Board and the Board fails to appoint (determined in accordance with our Bylaws) Mr. Lee as Chairman; (c) if insufficient shares are available under the 2025 Plan to be issued as equity incentive grants, the failure of us and Mr. Lee to agree in good faith to an equitable substitute compensation if our stockholders do not approve an amendment to the 2025 Plan to increase the authorized shares under the 2025 Plan; or (d) a requirement that Mr. Lee report to a corporate officer or employee of ours instead of reporting directly to the Board (or if we have a parent corporation, a requirement that Mr. Lee report to any individual or entity other than the board of our ultimate parent corporation).

ii.

Fanger Employment Agreement. “Good Reason” means: (a) a material breach of this Agreement by us (including without limitation any material reduction in the compensation, authority or duties of Mr. Fanger in which he is no longer the President, Chief Financial Officer and Treasurer of a publicly-held company), or any relocation of his or our principal place of business outside the greater Las Vegas metropolitan area (without his consent) and the failure of us to remedy such breach within thirty days after written notice; or (b) if insufficient shares are available under the 2025 Plan to be issued as equity incentive grants, the failure of us and Mr. Fanger to agree in good faith to an equitable substitute compensation if our stockholders do not approve an amendment to the 2025 Plan to increase the authorized shares under the 2025 Plan.

iii.

Guidroz Employment Agreement. “Good Reason” means a material breach of the agreement by us (including without limitation any material reduction in the compensation, authority or duties of Ms. Guidroz in which she is no longer the Senior Vice President and General Counsel of a publicly-held company), or in which she can no longer maintain an office at operations in Rising Sun, Indiana or her residential home (without her consent), and if we fail to remedy such breach within thirty days after written notice.

“Change in Control” under the Lee Employment Agreement, the Fanger Employment Agreement and the Guidroz Employment Agreement means:

i.	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by us or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, us) of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offer or do not recommend such stockholders accept;
ii.	a change in the composition of the Board over a period of twelve months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;
iii.	the sale, transfer or other disposition of all or substantially all of our assets;
iv.	any merger, consolidation or other similar Change in Control (or series of related transactions) involving us unless the holders of the majority of the total combined voting power of our securities outstanding immediately prior to such merger, consolidation or other transaction possess more than 50% of the total combined voting power of the securities of the surviving entity that are outstanding immediately after such merger, consolidation or other Change in Control; or
v.	our dissolution or liquidation.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K under the Exchange Act (“Regulation S-K”), we are providing the following information about the relationship of the annual total compensation of Mr. Lee, our Chief Executive Officer, and the annual total compensation of our median employee. Using the methodology described below, we determined that the total annual compensation of our median employee, excluding our Chief Executive Officer, was $34,546. The annual total compensation of our Chief Executive Officer was $1,702,637. Based upon the calculation of compensation for both our Chief Executive Officer and our median employee, the ratio of Chief Executive Officer pay to median employee pay for 2025 was 49-to-1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the annual total compensation of our median employee, we took the following steps:

●	We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 as of December 31 2025 for all individuals, excluding our Chief Executive Officer, who were employed by us on such date. There were 1,796 total employees in such group, excluding our Chief Executive Officer. Total annual compensation was calculated using all pay periods between January 1, 2025 and December 31, 2025.
●	We did not make any assumptions or estimates with respect to total annual compensation.
●	In accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, we then calculated the total annual compensation for the median employee for 2025. We compared such amount to the annual total compensation of our Chief Executive Officer for 2025, as set forth in the “Total” column of the Summary Compensation Table included in this proxy statement.

Because the SEC rules for identifying the median of the annual total compensation of a company’s employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may have employees in other countries, have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

The following information provides detail on the relationship between executive compensation actually paid and certain financial performance metrics. For additional information on how the Company aligns executive compensation with Company performance, see “Executive Compensation ─ Annual Incentive Awards.”

Pay Versus Performance
Value of
$100
Initial
Investment
Based on:
Average
			Summary	Average
			Compensation	Compensation
			Table Total	Actually Paid
	Summary		for Non-CEO	to Non-CEO
	Compensation	Compensation	Named	Named	Total
	Table Total for	Actually Paid	Executive	Executive	Shareholder	Net Loss
Year	CEO	to CEO(1)	Officers(2)	Officers(3)	Return(4)	(in thousands)
2025	$1,702,637	$1,102,225	$962,564	$621,878	$34.71	$(40,197)
2024	1,486,751	1,037,677	847,074	572,118	33.69	(40,672)
2023	1,248,010	841,840	783,176	550,263	136.64	(24,904)

__________

(1)	Compensation actually paid to Mr. Lee for each of the fiscal years reported is calculated as follows:

	2025	2024	2023
Total compensation reported in Summary Compensation Table	$1,702,637	$1,486,751	$1,248,010
Less: Grant date fair value of equity awarded in current year(a)	(699,972)	(599,998)	(600,002)
Plus:
Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	351,795	381,866	416,495
Change in fair value of outstanding awards granted in prior fiscal years(b)	(122,299)	(75,655)	(208,454)
Vesting date fair value of equity awards granted and vested during the fiscal year	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(c)	(62,755)	(37,287)	(14,209)
Earnings paid on unvested awards for dividends or other earnings	—	—	—
Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	(67,181)	(118,000)	—
Compensation actually paid(d)	$1,102,225	$1,037,677	$841,840

__________

(a)	Includes time-based options and performance-based restricted shares, which do not vest during the fiscal year awarded.

(b)	Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive one share of common stock, subject to satisfaction of certain performance metrics and vesting requirement. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.
(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(2)	Named Executive Officers in the calculation for each of the fiscal years reported are as follows:

Year	Non-CEO NEOs
2025	Lewis A. Fanger and Elaine L. Guidroz
2023 - 2024	Lewis A. Fanger and John Ferrucci

(3)	Average compensation actually paid to non-CEO named executive officers reported on an average basis is calculated as follows:

	2025	2024	2023
Total compensation reported in Summary Compensation Table	$962,564	$847,074	$783,176
Less: Grant date fair value of equity awarded in current year(a)	(418,628)	(365,625)	(365,628)
Plus:
Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	280,088	248,625	254,590
Change in fair value of outstanding awards granted in prior fiscal years(b)	(71,497)	(61,577)	(129,760)
Vesting date fair value of equity awards granted and vested during the fiscal year	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(c)	(88,631)	(11,810)	7,885
Earnings paid on unvested awards for dividends or other earnings	—	—	—
Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	(42,018)	(84,569)	—
Compensation actually paid(d)	$621,878	$572,118	$550,263

__________

(a)	Includes time-based options, time-based restricted shares, and performance-based restricted shares, which do not vest during the fiscal year awarded.
(b)	Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive one share of common stock, subject to satisfaction of certain performance metrics and vesting requirement. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.
(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(4)	Assumes $100 was invested on December 31, 2022.

Information Presented in the Pay versus Performance Table

We seek to align executive interests with all stakeholders by setting performance measures that provide a clear path to achieving long-term value. Because the Company generally places emphasis on long-term performance, compensation actually paid as disclosed in the table above may not specifically align with achievement of performance measures for a particular year.

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)

As described in “Executive Compensation ─ Annual Incentive Awards,” equity awards comprise approximately 41% of our CEO’s compensation awarded during the fiscal year.  These awards consist of performance-based restricted shares and time-based options, which do not vest during the year awarded.  The following graph demonstrates the relationship between compensation actually paid and cumulative TSR considering the Company’s emphasis on long-term equity awards.

Compensation Actually Paid and Net Income (Loss)

The following table demonstrates the relationship between compensation actually paid and net income (loss), which is not a performance metric used in our overall compensation program. Net income (loss) is, however, related to Adjusted EBITDA, which is included in our compensation program.

Insider Trading Policy and Procedures

We have adopted insider trading policies and procedures that govern the purchase, sale and disposition of our securities by directors, officers and employees.  These policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, including those promulgated by the SEC and Nasdaq.  Our insider trading policy was filed as an exhibit to our 2025 Annual Report on Form 10-K.

Option Grant Practices and Use of Material Nonpublic Information

We do not have a formal written policy in place with regard to the timing of stock option awards or other similar awards in relation to material nonpublic information.  Mr. Lee’s and Mr. Fanger’s employment agreements require their annual equity awards under the agreements to be granted within thirty days after the conclusion of our annual meeting of stockholders. For other individuals that receive equity awards, the compensation committee typically grants such awards in connection with our annual meeting of stockholders. On limited occasions, we may grant equity awards outside of our annual grant period for new hires, promotions or other purposes.

While we do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information about us, Item 402(x) of Regulation S-K requires companies to disclose certain information in the event stock options were granted within the four-business-day period before or the one-business-day period after the filing of any Form 10-K, 10-Q, or 8-K containing material nonpublic information. We granted stock options to Mr. Lee on June 14, 2025 in connection with the execution of his new employment agreement dated June 14, 2025.  This grant occurred two business days before our Current Report on Form 8-K reporting the new employment agreement with Mr. Lee. Information for the grant is provided below pursuant to Item 402(x)(2) of Regulation S-K:

Percentage change in the closing
market price of the securities
underlying the award between the
trading day ending immediately prior
to the disclosure of material
		Number of	Exercise	Grant date	nonpublic information and the
		securities	price of the	fair value	trading date beginning immediately
		underlying	award	of the	following the disclosure of material
Grantee Name	Grant date	the award	($/share)	award	nonpublic information
Daniel R. Lee	6/14/2025	24,696	$3.03	$50,000	21.1%

________________________________________

PROPOSAL TWO:

APPROVAL of our Amended and Restated

Certificate of Incorporation

________________________________________

Overview

The Board has adopted a resolution to amend and restate, and recommends that the stockholders approve the amendment and restatement of, our Amended and Restated Certificate of Incorporation, as amended (the “Existing Charter”), to include certain provisions relating to director qualifications and disqualification (as amended and restated, the “Amended and Restated Charter”).

The following summary of the amendments to our Existing Charter pursuant to the provisions of the Amended and Restated Charter is not a complete description of all of its provisions and is qualified in its entirety by reference to the Amended and Restated Charter, a copy of which is attached to this Proxy Statement as Annex 2. Stockholders should review Annex 2, together with the Existing Charter, which is included as an exhibit to our Annual Report on Form 10-K filed with the SEC.

Our Existing Charter currently includes provisions related to qualification, disqualification, and removal of a director and termination and cessation of service as a director on the Board (collectively referred to in this Proxy Statement as “Director Service Provisions”). Following a review of our governing documents, the Board believes it would be in the best interests of us and our stockholders to amend and restate our Existing Charter to revise and clarify the Director Service Provisions in a manner that the Board believes will better align the management of our business, the conduct of our affairs, the powers of our directors and stockholders, and the terms of Director Service Provisions with applicable laws, rules, and regulations, including provisions of the Delaware General Corporation Law, common law interpreting and applying such provisions, and gaming rules and regulations to which we are subject.

Summary of Changes in the Amended and Restated Certificate of Incorporation

The proposed Amended and Restated Charter would amend Article Fifth of our Existing Charter addressing Director Service Provisions. In particular, the amendments in the Amended and Restated Charter would make the following clarifications and revisions:

•

A “Disqualified Director” in Section 1(d) of Article Fifth shall mean a director who (i) has been found to be unsuitable to serve as a director by any Gaming Authority (as defined in the Existing Charter) or (ii) has been denied a license, permit, or other qualification by any Gaming Authority (such finding or denial in respect of a Disqualified Director at any time during his or her term of office, a “Director Disqualification Event”).

•

To qualify as a director in new Section 2(a) of Article Fifth, in addition to any qualifications set forth in our bylaws, as amended (the “Bylaws”), a person must, at any time before or during his or her term of office, not have been found to be unsuitable to serve as a director by any Gaming Authority and not have been denied a license, permit or other qualification by any Gaming Authority.

•

Any Director Disqualification Event in Section 4 of Article Fifth, in respect of a Disqualified Director, shall automatically constitute the immediate resignation, failure to remain qualified, removal, and termination of such Disqualified Director as a member of the Board, and such Disqualified Director shall automatically cease to be a member of the Board, without further action by our stockholders after adoption of the Amended and Restated Charter or any action or exercise of discretion by the Board. Each director shall be deemed by serving as a director to have consented to, confirmed, and notified us that such director shall serve as a director subject to, the provisions of Section 4 of Article Fifth.

In addition, the Amended and Restated Charter would also make other technical and administrative amendments to the Existing Charter, to, among other things, update Article Second to include the current address of our registered office in the State of Delaware and to include the current number of authorized shares of capital stock in Article Fourth as previously amended pursuant to the Certificate of Amendment of Certificate of Incorporation dated May 4, 2011. A complete copy of the Amended and Restated Charter, which includes the foregoing amendments, is attached as Annex 2 to this Proxy Statement

Effectiveness of Amended and Restated Certificate of Incorporation

The approval of this Proposal 2 requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting. Approval of this Proposal 2 will constitute approval of the Amended and Restated Charter, attached hereto as Annex 2. If our stockholders approve the Amended and Restated Charter, it will become effective upon filing of the Amended and Restated Charter with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval.  Corresponding changes would also be made by the Board to the Bylaws.  Should stockholder approval not be obtained, the proposed changes will not be implemented, and our Existing Charter will continue in effect pursuant to its current terms.

OUR BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

________________________________________

PROPOSAL Three:

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

________________________________________

The audit committee appoints, compensates and oversees our independent registered public accounting firm. The audit committee engages in a comprehensive evaluation of the independent registered certified public accounting firm’s qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered public accounting firm. The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ended December 31, 2026. EY has served as our independent registered public accounting firm since March 2025.  In connection with the selection of EY, the audit committee reviewed and negotiated the terms of the engagement letter entered into with EY. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms and responsibilities of each party.

The audit committee and our Board believe that the continued retention of EY as our independent registered public accounting firm is both in our best interests and those of our stockholders. As such, we are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm for 2026. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of EY to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. The audit committee will consider the outcome of our stockholders’ vote in connection with the audit committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the stockholders’ vote. Even if the selection is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of us and our stockholders.

Representatives of EY are expected to attend the annual meeting. Representatives will have an opportunity to make a statement if they desire to do so, and they plan to be available to respond to appropriate questions.

Audit and Non-Audit Fees

As discussed below, we retained EY in March 2025 to perform independent audit services for us. No fees were paid to EY for professional audit services in 2024. Prior to March 2025, Deloitte & Touche LLP (“Deloitte”) provided independent audit and other services to us. The following table summarizes the fees for professional audit and other services rendered by EY in 2025, and the fees for professional audit and other services rendered by Deloitte in 2024.

(In thousands)
	2025	2024
Audit fees(1)	$867,650	$1,437,750
Audit-related fees	—	—
Tax fees	155,000	—
All other fees	—	—
Total	$1,022,650	$1,437,750

__________

(1)	These amounts represent fees in connection with the audit of the annual financial statements and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, along with regulatory reporting to state commissions, review of documents filed with the SEC and consents.

Change in Independent Auditor

On March 14, 2025, the audit committee of our Board approved the engagement of EY as the new independent registered public accounting firm to perform independent audit services for us for the fiscal year ending December 31, 2025, effective as of such date.

Also, on March 14, 2025, the audit committee approved the termination of our engagement of Deloitte as our independent registered public accounting firm, which was then serving in such capacity, and notified Deloitte that it would be dismissed as our independent registered public accounting firm, effective as of such date. Deloitte’s audit report on our consolidated financial statements for each of the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and through March 14, 2025, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on our consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2024 and December 31, 2023 and through March 14, 2025, neither we, nor any person acting on our behalf, consulted EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of the audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us by EY that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (iii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Deloitte with a copy of the Current Report on Form 8-K (the “Form 8-K”), which was later filed with the SEC on March 18, 2025, and requested that Deloitte provide us with a letter addressed to the SEC stating whether or not Deloitte agreed with the disclosure contained in the Form 8-K or, if not, stating the respects in which it did not agree.  We received the requested letter from Deloitte and a copy of Deloitte’s letter was filed as Exhibit 16.1 to the Form 8-K.

Pre-Approval Policies and Procedures

The audit committee’s policy is to review and pre-approve any engagement of our independent auditors to provide any audit or permissible non-audit service to us. All of the services provided by our independent auditors during fiscal year 2025, as described above, were approved by the audit committee, and the audit committee believes that the provision of these services is consistent with maintaining the auditors’ independence.

Audit Committee Report

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

The audit committee oversees Full House Resorts, Inc.’s financial reporting process. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls.

In fulfilling our oversight responsibilities, we reviewed and discussed the financial statements with management. In addition, we discussed with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The audit committee met at the end of each quarter with management and the independent auditors where we reviewed and approved the quarterly and annual filings.

The independent auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We discussed with the independent auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with maintaining their independence.

Based on our review with management and the independent auditors of Full House Resorts, Inc.’s audited consolidated financial statements and the independent auditors’ report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended that the audited consolidated financial statements be included in Full House Resorts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Michael P. Shaunnessy
Carl G. Braunlich
Kathleen M. Marshall

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2026.

________________________________________

PROPOSAL FOUR:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

________________________________________

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which enacted Section 14A of the Exchange Act, requires that our stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the section of this proxy statement titled “Executive Compensation” for details about our executive compensation programs, including information about the 2025 compensation of our named executive officers.

As described under the heading “Corporate Governance,” our compensation committee reviews and makes recommendations to the Board, as appropriate, regarding compensation to be paid to our executive officers and directors. Management provides recommendations to the compensation committee on the amount and type of executive compensation, as well as individual performance objectives for bonuses and incentive compensation. The compensation committee reviews these recommendations, along with information previously provided by an executive employment consultant, to formulate the committee’s recommendations to the Board. The compensation committee determines the achievement of financial and individual performance objectives, based upon which it approves the compensation of the CEO and recommends, for the Board’s approval, the compensation of our other named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation by voting for or against the following resolution (or by abstaining with respect to the resolution).

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, other executive compensation tables and related narrative disclosures is hereby APPROVED.

The “Say on Pay” vote is advisory, and therefore not binding on us, the compensation committee or our Board. However, the compensation committee and our Board value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION
APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

________________________________________

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

________________________________________

The following table sets forth information as of the record date concerning the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our directors and named executive officers; and
●	all of our directors and executive officers as a group.

The address for each of our executive officers and directors is c/o Full House Resorts, Inc., 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135.

	Number of Shares of	Percentage
	Common Stock	of Class
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding(1)
Named Executive Officers and Directors:
Carl G. Braunlich(2)	79,812	*
Lewis A. Fanger(3)	677,348	1.9%
Eric J. Green(4)	224,952	*
Lynn M. Handler	31,693	*
Daniel R. Lee(5)	2,626,620	7.1%
Kathleen M. Marshall(6)	74,411	*
Michael P. Shaunnessy(7)	65,902	*
Elaine L. Guidroz(8)	236,865	*
All Executive Officers and Directors as a Group (8 Persons)(9)	4,017,603	10.6%

Holding More than 5%:
None

__________

*	Less than 1% of the outstanding shares of common stock.
(1)	Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days of March 18, 2026, unless otherwise indicated in these footnotes. Any securities outstanding that are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Unless otherwise indicated in the footnotes, each person or entity has sole voting and dispositive power with respect to the shares shown as beneficially owned. The percentages shown are based on 36,192,328 shares of common stock issued and outstanding as of March 18, 2026.
(2)	Includes 41,808 shares which are subject to options that are currently exercisable.

(3)	Includes (a) 309,765 shares owned by Mr. Fanger as of March 18, 2026, (b) 17,709 shares of restricted stock and 8,855 performance shares that vest within 60 days of March 18, 2026 and (c) 341,019 shares which are subject to options that are currently exercisable.
(4)	Includes (a) 213,523 shares owned by Mr. Green as of March 18, 2026, (b) 3,429 shares beneficially owned by a family trust for the benefit of Mr. Green’s children, and (c) 8,000 shares which are subject to options that are currently exercisable.
(5)	Includes (a) 1,260,918 shares owned by Mr. Lee as of March 18, 2026, (b) 27,289 performance shares that vest within 60 days of March 18, 2026, (c) 859,607 shares which are subject to options that are currently exercisable, (d) 317,145 shares beneficially owned by a subtrust for the benefit of Mr. Lee’s children, (e) 145,735 shares beneficially owned by a family trust for the benefit of Mr. Lee’s children, and (f) 15,926 shares beneficially owned by an account for the benefit of Mr. Lee’s daughter previously established pursuant to the Massachusetts Uniform Transfer to Minors Act. Mr. Lee has sole voting and dispositive power over these shares.
(6)	Includes 31,220 shares which are subject to options that are currently exercisable.
(7)	Includes 8,000 shares which are subject to options that are currently exercisable.
(8)	Includes (a) 43,043 shares directly owned by Ms. Guidroz as of March 18, 2026, (b) 608 shares beneficially owned that are held indirectly by Ms. Guidroz’s spouse, (c) 3,438 shares of restricted stock and 6,875 performance shares that vest within 60 days of March 18, 2026, and (d) 182,901 shares which are subject to options that are currently exercisable Ms. Guidroz shares voting and dispositive power with respect to 608 shares with her spouse.
(9)	This amount includes an aggregate of 1,472,555 shares issuable pursuant to options that are currently exercisable and 64,166 shares of restricted stock that vest within 60 days of March 18, 2026.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulations to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than 10% beneficial owners.

________________________________________

OTHER MATTERS

________________________________________

Information Concerning Stockholder Proposals and Director Nominations

Proposals for Inclusion in the Proxy Statement. Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the proxy statement for the 2027 annual meeting of stockholders should submit the proposal in writing to the Secretary, Full House Resorts, Inc., 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135. We must receive a proposal by December [•], 2026.

Proposals Not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. In general, notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 14, 2027). For the 2027 annual meeting of stockholders, the Secretary must receive notice of the proposal on or after the close of business on January 14, 2027 and no later than the close of business on February 13, 2027. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our Bylaws. If the annual meeting is not within 30 days in advance of the anniversary date of the prior year’s annual meeting or not within 70 days after the anniversary date of the prior year’s annual meeting, we must receive your notice no later than 10 days following the date of public disclosure of the annual meeting date. The notice must also meet all other requirements contained in Article I, Section 12 of our Bylaws.

Communications with the Board of Directors

Our Board believes it important that interested parties have the opportunity to communicate their concerns directly to our Board. Stockholders may contact or communicate with an individual director or our Board as a group, including the non-employee directors as a group, by addressing a letter to Full House Resorts, Inc., Attention: Board of Directors c/o Secretary, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135. Each communication should specify the applicable addressee or addressees to be contacted. The Secretary will forward communications intended for the Board to the Chairman, or, if intended for an individual director, to that director.

Proxy Solicitation Costs

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees or authorized agents may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us to solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine in the future that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

List of Stockholders Entitled to Vote at the Annual Meeting

A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the annual meeting and at the meeting itself for examination by any stockholder for any purpose germane to the meeting.

Householding

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

________________________________________

ANNEX 1:

GAAP TO NON-GAAP RECONCILIATIONS

________________________________________

We use Adjusted EBITDA as a measure of our performance. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, certain impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, and non-cash stock-based compensation expense. Adjusted EBITDA information is presented solely as supplemental disclosure to measures reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes this measure is (i) a widely used measure of operating performance in the gaming and hospitality industries and (ii) a principal basis for valuation of gaming and hospitality companies. In addition, a version of Adjusted EBITDA (known as Consolidated Cash Flow) is utilized in the covenants within our revolving credit facility agreement, although not necessarily defined in the same way as above. Adjusted EBITDA is not, however, a measure of financial performance or liquidity under GAAP. Accordingly, this measure should be considered supplemental and not a substitute for net income (loss) or cash flows as an indicator of the Company’s operating performance or liquidity.

The following table presents a reconciliation of net loss to Adjusted EBITDA:

(In thousands)	Year Ended
	December 31,
	2025	2024
Net loss	$(40,197)	$(40,672)
Income tax expense	530	221
Interest expense, net	42,741	43,201
Other	50	—
Operating income	3,124	2,750
Project development costs	310	368
Preopening costs	—	2,464
Depreciation and amortization	42,609	42,101
Loss on disposal of assets	32	18
Loss (gain) on sale of Stockman’s, net of impairment	320	(1,926)
Stock-based compensation, net	1,736	2,873
Adjusted EBITDA	$48,131	$48,648

The following tables present reconciliations of operating income (loss) to Adjusted Segment EBITDA and Adjusted EBITDA:

Year Ended December 31, 2025
(In thousands)
							Adjusted
				Loss on		Stock-	Segment
	Operating	Depreciation	Loss on	Sale of	Project	Based	EBITDA and
	Income	and	Disposal	Stockman’s,	Development	Compensation,	Adjusted
	(Loss)	Amortization	of Assets	net	Costs	net	EBITDA
Reporting segments
Midwest & South	$24,352	$24,732	$32	$—	$—	$—	$49,116
West	(20,565)	17,816	—	320	—	—	(2,429)
Contracted Sports Wagering	6,956	—	—	—	—	—	6,956
	10,743	42,548	32	320	—	—	53,643
Other operations
Corporate	(7,619)	61	—	—	310	1,736	(5,512)
	$3,124	$42,609	$32	$320	$310	$1,736	$48,131

Year Ended December 31, 2024
(In thousands)
								Adjusted
								Segment
	Operating	Depreciation	Loss on	Gain on	Project		Stock-	EBITDA and
	Income	and	Disposal	Sale of	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Stockman’s	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$20,631	$24,969	$18	$—	$—	$119	$—	$45,737
West	(18,718)	16,997	—	(1,926)	—	2,345	—	(1,302)
Contracted Sports Wagering	9,503	—	—	—	—	—	—	9,503
	11,416	41,966	18	(1,926)	—	2,464	—	53,938
Other operations
Corporate	(8,666)	135	—	—	368	—	2,873	(5,290)
	$2,750	$42,101	$18	$(1,926)	$368	$2,464	$2,873	$48,648

________________________________________

ANNEX 2:

Amended and restated certificate of incorporation

________________________________________

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Full House Resorts, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.That the name of this corporation is Full House Resorts, Inc.; that this corporation was originally incorporated under the name Hour Corp. on January 5, 1987. The Corporation changed its name to D.H.Z. Capital Corp. on June 1, 1987 and to Full House Resorts, Inc. on August 7, 1992.
2.That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is “Full House Resorts, Inc.”

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2~~7~~51~~1 Centerville Road, Suite 400~~Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares that the Corporation may issue is ~~3~~105,000,000, of which ~~25~~100,000,000 shall be shares of Common Stock, par value of $.0001 ~~par value~~per share, and 5,000,000 shall be shares of Preferred Stock, par value of $.0001 ~~par value~~per share.

~~Each share of Common Stock, $.0001 par value, of the Corporation, whether issued or unissued (the “Pre-Split Common Stock”) shall become, effective as of the close of business on September 2, 1992 (on which date a Certificate of Amendment was filed with the Secretary of State of Delaware with respect to this Article Fourth), and thereafter continue to be, one-two hundredth of a share of Common Stock of this Corporation, $.0001 par value (the “Post-Split Common Stock”), provided that the shares of Pre-Split Common Stock issued in the name of any holder as of such time shall be converted only into a whole number of shares at the rate of one share for each two-hundred shares theretofore issued and any fractional shares thus resulting shall be treated in the manner specified below. Each holder of record of issued and outstanding shares of this Corporation’s Pre-Split Common Stock, at the close of business on said date, shall be entitled to receive, upon surrender of his or her stock certificate or certificates, a new certificate representing the number of shares of Post-Split Common Stock of which he or she is the owner after giving effect to the provisions of this Article Fourth. Each Stockholder who has an aggregate number of shares of Pre-Split Common Stock registered in his or her name as of the Effective Date so that he or she would otherwise, after giving effect to all such shares so registered, be entitled to receive a fraction of a share of the Post-Split Common Stock as a result of the reverse stock split will have such fractional share rounded up to the nearest whole share number of Post-Split Common Stock at no additional cost.~~

FIFTH: With respect to the directors and certain beneficial holders of the capital stock of the Corporation:

1.Definitions. For purposes of this Article Fifth:
(a)“Affiliate” and “Associate” have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, with the term “registrant” as used therein meaning the Corporation.
(b)“Board Member” means any Person who is serving as a member of the Board of Directors of the Corporation.
(c)A Person is the “Beneficial Owner” of issued and outstanding shares of capital stock of the Corporation:
(i)	with respect to which such Person or any of its Affiliates and Associates, pursuant to any agreement, arrangement or understanding, or otherwise, has or shares, directly or indirectly, voting power, including the power to vote or direct the voting of such shares, or investment power, including the power to dispose or to direct the disposition of such shares, or both;
(ii)	that such Person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or
(iii)	that are beneficially owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation, as the case may be.

(d)“Disqualified Director” means any Board Member who (i) ~~whose membership on the Board of Directors could reasonably result in (A) the disapproval, modification, or non-renewal of any Gaming Related Contract to which the Corporation or any its Affiliates is a party or is subject; or (B) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any Gaming Authority held by the Corporation or any of its Affiliates to conduct any portion of the business of the Corporation or its Affiliates; (ii) who fails or refuses to immediately fulfill its obligations as provided in Section 2 below; or (iii) who otherwise fails or refuses to obtain any license, permit or other qualification required by any Gaming Authority in connection with the conduct of the business of the Corporation.~~has been found to be unsuitable to serve as a director by any Gaming Authority or (ii) has been denied a license, permit, or other qualification by any Gaming Authority (such finding or denial in respect of a Disqualified Director at any time during his or her term of office, a “Director Disqualification Event”).
(e)“Disqualified Holder” means any Beneficial Owner of shares of capital stock of the Corporation whose holding of shares of capital stock may result or, when taken together with the holding of shares of capital stock by any other Beneficial Owner, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any Gaming Related Contract to which the Corporation or any its Affiliates is a party or is subject; or (ii) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any Gaming Authority held by the Corporation or any of its Affiliates to conduct any portion of the business of the Corporation or its Affiliates.
(f)“Fair Market Value” means, with respect to the shares of capital stock being redeemed pursuant to this Article Fifth: (A) the average closing sales price of such shares during the 10-day period immediately preceding the Redemption Date, as quoted on the American Stock Exchange, or such other stock exchange upon which such shares of capital stock are then listed or (B) if such shares are not listed on any stock exchange, the average closing bid quotation with respect to such shares during the 10-day period immediately preceding the Redemption Date on any quotation system then in use; or (C) if no such quotations are available, the fair market value of such shares on the Redemption Date, as determined in good faith by the Board of Directors.
(g)“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada Gaming Control Board and any successors thereto, or any other federal, state, local, tribal or other governmental authority regulating any form of gaming that has, or may have, jurisdiction over the Corporation.
(h)“Gaming Related Contract” means any contract or agreement that is regulated or required to be approved by any Gaming Authority.
(i)“Person” means any individual, firm, corporation, partnership, limited liability company or other entity.
(j)“Redemption Date” means the date fixed by the Board of Directors for the redemption of any shares of capital stock of the Corporation pursuant to this Article Fifth.
2.Board Member Qualifications and Obligations.
(a)Board Member Qualifications. To qualify as a Board Member, a Person must, in addition to satisfying any qualifications for Board Members set forth in the By-Laws of the Corporation, at any time before or during his or her term of office, (i) not have been found to be unsuitable to serve as a director by any Gaming Authority and (ii) not have been denied a license, permit, or other qualification by any Gaming Authority.

(b)Board Member Obligations. Every Board Member will: (~~a~~i) provide to any Gaming Authority information regarding such Board Member~~,~~ including without limitation thereof, information regarding other gaming-related activities of such Board Member and financial statements, in such form, and with such updates, as may be required by such Gaming Authority to determine such Board Member’s suitability to serve as a Board Member; (~~b~~ii) respond to written or oral questions that may be propounded by any Gaming Authority; (~~c~~iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Board Member; and (iv) if required by any Gaming Authority, apply for and obtain all appropriate licenses, permits or approvals as required by a Gaming Authority.
3.Beneficial Owner Obligations. In addition to any information that may be required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended:
(a)Any Person who becomes the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding capital stock must notify the Corporation and the relevant Gaming Authorities in writing of such fact in accordance with applicable law.
(b)Any Person who becomes the Beneficial Owner of ten percent (10%) or more of any class or series of the Corporation’s issued and outstanding capital stock will be deemed to have agreed to: (i) provide to any Gaming Authority information regarding such Person, including without limitation thereof, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming Authority to determine such Person’s suitability as a Beneficial Owner of such capital stock; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person; (iv) if required by any Gaming Authority, apply for and obtain all appropriate licenses required by the Gaming Authority; and (v) and pay any costs incurred by any Gaming Authority in connection with such investigation and application.
(c)Any Person who fails to comply with the foregoing provisions will be deemed to have agreed: (i) to indemnify, defend and hold the Corporation, its directors, officers, stockholders, employees and agents from and against any and all losses, damages, liabilities, fines, penalties, costs and expenses (including without limitation, attorneys’ fees) that the Corporation may incur that arise or result from such Person’s failure to comply with this Article Fifth and applicable law; and (ii) that as compensation to the Corporation for the foregoing indemnification obligations, and not as a penalty, the Corporation may withhold all or a portion of the Redemption Price that would otherwise be payable to such Person or, if no Redemption Price is payable under this Article Fifth, then the Corporation may cancel such number of shares of the Corporation’s capital stock of which such Person is the Beneficial Owner, but only in the amount necessary to reduce such Person’s Beneficial Ownership to a level that would not result in the Corporation having any liability to any Gaming Authority or any other Person.
4.Disqualified Directors. ~~Notwithstanding any other provisions of this Certificate of Incorporation, an~~yAny Director Disqualification Event in respect of a Disqualified Director shall ~~be~~ automatically ~~removed from the Board of Directors~~constitute the immediate resignation, failure to remain qualified, removal, and termination of such Disqualified Director as a Board Member, and such Disqualified Director shall automatically cease to be a Board Member, without further action by the stockholders ~~or~~of the Corporation after adoption of this provision or any action or exercise of discretion by the Board of Directors of the Corporation. Each Board Member shall be deemed by serving as a Board Member to have consented to, confirmed, and notified the Corporation that such Board Member shall serve as a Board Member subject to, the provisions of this paragraph.

5.Disqualified Holders. Notwithstanding any other provisions of this Certificate of Incorporation, all or a portion of the outstanding shares of capital stock held by a Disqualified Holder will be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption will be as follows:
(a)the redemption price of the shares to be redeemed pursuant to this Section 5 will be equal to the Fair Market Value of such shares, or such other redemption price as may be required by applicable law;
(b)the redemption price of such shares will be paid, at the Corporation’s election in its sole discretion, in cash or other immediately available funds or by delivery of a promissory note payable to the Disqualified Holder, or any combination of the two. If all or a portion of the redemption price is to be paid pursuant to a promissory note, unless the Corporation agrees otherwise, such promissory note will be unsecured, payable over a period of five years and will bear interest, compounded annually, at the prime rate of interest, as published in The Wall Street Journal on the Redemption Date (or, if the Redemption Date is not a business day, the business day immediately preceding the Redemption Date); provided, that if The Wall Street Journal ceases to publish the prime rate, the Corporation will reasonably determine a substitute method for determining the prime rate;
(c)if less than all the shares held by the Disqualified Holders are to be redeemed, the shares to be redeemed will be selected in a manner determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;
(d)at least 10 days’ written notice of the Redemption Date will be given to Disqualified Holders of the shares to be redeemed;
(e)from and after the Redemption Date or such earlier date as mandated by applicable law, any and all rights of whatever nature, which may be held by the Disqualified Holders of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares), will cease and terminate and thenceforth the Disqualified Holder will be entitled only to receive the redemption price payable upon redemption; and
(f)such other terms and conditions as the Board of Directors may determine.

The foregoing notwithstanding, the number of shares of capital stock of a Disqualified Holder to be redeemed pursuant to this Article Fifth will be the minimum number of shares as required to cause such Disqualified Person to be in compliance with, or not subject to, regulatory requirements of the Gaming Authorities.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

EIGHTH: The Board of Directors shall have power without the assent or vote of the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.

NINTH: The Board of Directors shall have the power to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

* * *

~~3): The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.~~

~~4~~3): That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ~~31st~~__ day of ~~May,~~______, 20~~0~~26.

By:	~~/s/ Barth F. Aaron~~
Name: ~~Barth F. Aaron~~
Title: ~~Secretary~~

~~CERTIFICATE OF AMENDMENT~~

~~OF~~

~~CERTIFICATE OF INCORPORATION~~

~~OF~~

~~FULL HOUSE RESORTS, INC.~~

~~FULL HOUSE RESORTS, INC. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:~~

~~1. The Amended and Restated Certificate of Incorporation of the Corporation dated June 5, 2006 is hereby amended by deleting Article FOURTH in its entirety and inserting the following in lieu thereof:~~

~~FOURTH: The total number of shares that the Corporation may issue is 105,000,000, of which 100,000,000 shall be shares of Common Stock, par value of $.0001 per share, and 5,000,000 shall be shares of Preferred Stock, par value of $.0001 per share.~~

~~2. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.~~

~~IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be executed and acknowledged by an authorized officer of the Corporation on this 4th day of May 2011.~~

		~~FULL HOUSE RESORTS, INC.~~

		~~By:~~	~~/s/ Barth F. Aaron~~
			~~Barth F. Aaron~~
			~~Secretary~~

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Front of proxy card

FULL HOUSE RESORTS, INC. ATTN: LEWIS FANGER ONE SUMMERLIN 1980 FESTIVAL PLAZA DRIVE, SUITE 680 LAS VEGAS, NV 89135

 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

 VOTE BY PHONE - 1-800-690-6903

 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.
 Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL

 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
 Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ⌧
				KEEP THIS PORTION FOR YOUR RECORDS
				DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FULL HOUSE RESORTS, INC.

The Board of Directors recommends you vote FOR each nominee listed on proposal 1.

1. Election of Directors
Nominees:	For	Against	Abstain
1a. Carl G. Braunlich	5	5	5	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

1b. Lewis A. Fanger	5	5	5	2. Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended, to include certain provisions relating to director qualifications and disqualification.	5	5	5

1c. Eric J. Green	5	5	5
				3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.	5	5	5
1d. Lynn M. Handler	5	5	5

1e. Daniel R. Lee	5	5	5	4. Advisory vote to approve the compensation of our named executive officers.	5	5	5

1f. Kathleen M. Marshall	5	5	5
				NOTE: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting.
1g. Michael P. Shaunnessy	5	5	5

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Back of proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

FULL HOUSE RESORTS, INC.
Annual Meeting of Stockholders
May 14, 2026 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Carl G. Braunlich, Lewis A. Fanger and Daniel R. Lee, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FULL HOUSE RESORTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Time, on May 14, 2026, at American Place Casino,
4011 Fountain Square Place, Waukegan, IL 60085, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and according to the discretion of the proxy holders on any other matter that may properly come before the meeting.

Continued and to be signed on reverse side